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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EMC Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 21, 2003

Dear Stockholder:

        We cordially invite you to attend our 2003 Annual Meeting of Stockholders, which will be held on Wednesday, May 7, 2003, at 10:00 a.m. at EMC's facility at 21 Coslin Drive, Southborough, Massachusetts. A map with directions to the meeting is on the back cover of the attached Proxy Statement.

        At this meeting you are being asked to elect three Class I members to the Board of Directors for a three-year term, to approve the adoption of a new stock plan, including the allocation of 50,000,000 shares of common stock thereunder, to approve an amendment to EMC's 1989 Employee Stock Purchase Plan to increase by 15,000,000 the number of shares of common stock available for grant under such plan, and to ratify the appointment of EMC's independent auditors. Your Board of Directors recommends that you vote in FAVOR of each of these proposals. You are also being asked to act upon a stockholder proposal. Your Board of Directors recommends that you vote AGAINST such stockholder proposal. You should read with care the attached Proxy Statement, which contains detailed information about each of these proposals.

        Your vote is important regardless of the number of shares you own. Accordingly, we urge you to complete, sign, date and return your proxy card promptly in the enclosed postage-paid envelope. If you elected to electronically access the 2003 Proxy Statement and Annual Report on Form 10-K for 2002, you will not be receiving a proxy card and must vote electronically. The fact that you have returned your proxy card in advance will assure representation of your shares but will not affect your right to vote in person should you attend the meeting.

        If you plan to join us at the meeting, please complete and return the RSVP card or go to www.emc.com/annualmeeting to complete your RSVP. If you elected to electronically access the proxy materials, please go to www.emc.com/annualmeeting to complete your RSVP. All stockholders who attend the meeting will be required to present a valid government-issued picture identification, such as a driver's license or passport. Registration will begin at 9:00 a.m.

        Following completion of the scheduled business, we will report on EMC's operations and answer questions. We hope that you will be able to join us on May 7th.

Very truly yours,
MICHAEL C. RUETTGERS Executive Chairman of the Board

YOUR VOTE IS IMPORTANT

        In order to assure representation of your shares at the meeting, please complete, sign, date and return the enclosed proxy card or vote electronically or by telephone. See Voting Electronically or by Telephone on page 2 of the Proxy Statement for details regarding the options available to you.

EMC CORPORATION

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

MAY 7, 2003

To the Stockholders:

        Notice is hereby given that the Annual Meeting of Stockholders of EMC Corporation, a Massachusetts corporation, will be held at EMC's facility at 21 Coslin Drive, Southborough, Massachusetts, on Wednesday, May 7, 2003, at 10:00 a.m. for the following purposes:

  1.
  To elect three members to the Board of Directors to serve for a three-year term as Class I Directors.

  2.
  To approve the EMC Corporation 2003 Stock Plan, including the allocation of 50,000,000 shares of common stock available for grant thereunder.

  3.
  To approve an amendment to the EMC Corporation 1989 Employee Stock Purchase Plan to increase by 15,000,000 the number of shares of common stock available for grant under such plan.

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as EMC's independent auditors for the fiscal year ending December 31, 2003.

  5.
  To act upon a stockholder proposal relating to indexed options.

  6.
  To transact any and all other business that may properly come before the meeting or any adjournments thereof.

        All stockholders of record at the close of business on March 10, 2003 are entitled to notice of and to vote at this meeting and any adjournments thereof.

        Stockholders are requested to sign and date the enclosed proxy card and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States. If you elected to electronically access EMC's 2003 Proxy Statement and Annual Report on Form 10-K for 2002, you will not be receiving a proxy card and must vote electronically. For those who did not elect to receive such documents electronically, you may also be eligible to vote electronically or by telephone. Please see Voting Electronically or by Telephone on page 2 of the Proxy Statement for instructions.

        EMC's Annual Report on Form 10-K for 2002 is enclosed.

By order of the Board of Directors

PAUL T. DACIER Senior Vice President, General Counsel and Assistant Clerk
March 21, 2003

EMC CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EMC Corporation, a Massachusetts corporation ("EMC" or the "Company"), for the Annual Meeting of Stockholders of EMC to be held on May 7, 2003, and any adjournments thereof, for the purposes set forth in the attached Notice of the Annual Meeting of Stockholders (the "Notice of Annual Meeting"). EMC was incorporated in 1979, and its principal executive offices are located at 176 South Street, Hopkinton, Massachusetts 01748. This Proxy Statement, EMC's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and the accompanying proxy card are first being distributed to stockholders on or about March 21, 2003.

        All per share amounts of EMC's common stock, par value $.01 per share (the "Common Stock"), noted in this Proxy Statement have been adjusted to give effect to all stock splits.

Voting Rights and Outstanding Shares

        As of March 10, 2003, EMC had outstanding 2,185,985,227 shares of Common Stock. The Common Stock is the only type of security entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder of record thereof at the close of business on March 10, 2003 to one vote on each of the matters to be voted upon at the Annual Meeting.

        The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by EMC. In addition to the solicitation of proxies by use of the mails, EMC may utilize the services of certain of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage houses and other stockholders. Also, EMC has retained Georgeson Shareholder Communications Inc. to aid in the distribution and solicitation of proxies. Georgeson Shareholder Communications Inc. will receive a fee of $15,000 as well as reimbursement for certain expenses incurred by them in connection with their services, all of which will be paid by EMC.

        If the enclosed form of proxy is properly signed and returned or a proxy is voted electronically or by telephone, the shares represented thereby will be voted. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted as specified. If the stockholder does not specify how the shares are to be voted, they will be voted in accordance with the recommendations of the Board of Directors. Any stockholder has the right to revoke his or her proxy at any time before it is voted by attending the meeting and voting in person or filing with the Clerk or Assistant Clerk of EMC either a written instrument revoking the proxy or another executed proxy bearing a later date.

        In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxy. An automated system administered by EMC's transfer agent tabulates all votes cast at the Annual Meeting. Neither abstentions nor broker non-votes will be considered votes properly cast at the Annual Meeting. Accordingly, because the approval of each of the proposals is based on the votes properly cast at the Annual Meeting, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the proposals.

Recommendations of the Board of Directors

        The Board of Directors recommends a vote FOR the three persons listed under "Election of Directors" as Class I Directors, to serve until their successors are elected and qualified (Proposal 1), FOR approval of EMC's 2003 Stock Plan (Proposal 2), FOR approval of an amendment to EMC's 1989 Employee Stock Purchase Plan (Proposal 3), FOR ratification of the appointment of PricewaterhouseCoopers LLP as the

Company's independent auditors for the fiscal year ending December 31, 2003 (Proposal 4), and AGAINST approval of the stockholder proposal (Proposal 5).

        Should any person so named in Proposal 1 be unable to serve or for good cause will not serve as director, the persons named in the enclosed form of proxy intend to vote for such other person as management may recommend.

Voting Electronically or by Telephone

        If your shares are registered in the name of a bank or brokerage firm and you have elected to electronically access the 2003 Proxy Statement and Annual Report on Form 10-K for 2002, you must vote electronically. If you have not elected to access such documents electronically, you may still be eligible to vote electronically or by telephone. A large number of banks and brokerage firms participate in a program offering electronic and telephonic voting options. If your bank or brokerage firm participates, the voting instruction form you receive will provide instructions to vote electronically at the following address on the World Wide Web: www.proxyvote.com or by telephone. If you vote this year's proxy electronically, you may also elect to receive future proxy and other materials electronically by following the instructions when you vote. You may vote using the Internet and telephone voting facilities until 11:59 p.m., E.S.T. on May 6, 2003.

Annual Meeting Admission

        If you plan to attend the Annual Meeting in person, please complete and return the RSVP card mailed with this Proxy Statement or go to www.emc.com/annualmeeting, to complete your RSVP. If you received your proxy materials electronically, please go to www.emc.com/annualmeeting, to complete your RSVP. Stockholders who have not returned the RSVP card will be required to present verification of ownership, such as a bank or brokerage firm account statement. All stockholders who attend the meeting will be required to present a valid government-issued picture identification, such as a driver's license or passport. Registration will begin at 9:00 a.m.

Other Business

        As of the date of this Proxy Statement, EMC's management has no knowledge of any business other than that described in the Notice of Annual Meeting that will be presented for consideration at the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

ADVANCE NOTICE PROCEDURES

        Under EMC's By-laws, nominations for a director may be made only by the Board of Directors, a nominating committee of the Board of Directors, a person appointed by the Board of Directors or by a stockholder entitled to vote who has delivered notice to the principal executive offices of EMC (containing certain information specified in the By-laws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year's annual meeting, or (ii) if the meeting is called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

        The By-laws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a stockholder entitled to vote at such annual meeting who has delivered notice to the principal executive offices of EMC (containing certain information specified in the By-laws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year's annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

        These requirements are separate and apart from and in addition to the requirements that a stockholder must meet in order to have a stockholder proposal included in EMC's Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A copy of the full text of the By-laws provisions discussed above may be obtained by writing to the Clerk or Assistant Clerk of EMC at 176 South Street, Hopkinton, Massachusetts 01748.

PROPOSAL 1

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
EACH OF THE NOMINEES LISTED BELOW.

        Pursuant to Section 50A of Chapter 156B of the Massachusetts General Laws, the Board of Directors is currently divided into three classes, having staggered terms of three years each. Under Section 50A and EMC's By-laws, the Board of Directors may determine the total number of directors and the number of directors to be elected at any annual meeting of stockholders or special meeting in lieu thereof. The Board of Directors has fixed at nine the total number of directors and has fixed at three the number of Class I Directors to be elected at the 2003 Annual Meeting. Of the current total of eight directors, three Class I Directors have terms expiring at the 2003 Annual Meeting, two Class II Directors have terms expiring at the 2004 Annual Meeting and three Class III Directors have terms expiring at the 2005 Annual Meeting. The three directors whose terms expire at the 2003 Annual Meeting have been nominated by the Board of Directors for election at such meeting. All of the nominees for director are now Class I members of the Board of Directors. The three nominees who receive the greatest number of votes properly cast will be elected as Class I Directors. Each Class I Director elected at the 2003 Annual Meeting will serve until the 2006 Annual Meeting or special meeting in lieu thereof, and until that director's successor is elected and qualified.

Information With Respect to Nominees

        Set forth below is information with respect to each nominee for Class I Director to be elected at the 2003 Annual Meeting, and for each Class II and Class III Director. All of the directors were previously elected by the stockholders except for Windle B. Priem, who was elected by the Board of Directors in December 2001, and Gail Deegan, who was elected by the Board of Directors in July 2002.

NOMINEES TO SERVE AS CLASS I DIRECTORS SERVING A TERM EXPIRING AT THE
2006 ANNUAL MEETING

Gail Deegan

  Ms. Deegan, age 56, has been a Director of EMC since July 2002. From February 1996 to September 2001, Ms. Deegan served as Executive Vice President and Chief Financial Officer of Houghton Mifflin Company, a publisher of textbooks, reference books and other materials. From February 1995 to February 1996, Ms. Deegan was Senior Vice President of Regulatory and Government Affairs for NYNEX New England, and from November 1991 to January 1995, was Vice President and Chief Financial Officer of New England Telephone. From 1988 to May 1991, Ms. Deegan was Senior Vice President, Chief Financial Officer and Chief Administrative Officer of Eastern Enterprises, the parent company of Boston Gas Company. Ms. Deegan is also a Director of TJX Companies, Inc., a retailer of discounted apparel and home goods. Ms. Deegan is a member of the Audit Committee of EMC.

Windle B. Priem

  Mr. Priem, age 65, has been a Director of EMC since December 2001. He has been a Vice Chairman of Korn/Ferry International, a global executive recruiting company, since July 2001. From December 1998 to June 2001, Mr. Priem served as President and Chief Executive Officer of Korn/Ferry. He joined Korn/Ferry in 1976 and held various positions with Korn/Ferry, including Chief Operating Officer from May 1997 to December 1998 and President of the North American region from January 1996 to June 1998. Mr. Priem is a member of the Audit Committee and the Executive Compensation and Stock Option Committee of EMC.

Alfred M. Zeien

  Mr. Zeien, age 73, has been a Director of EMC since December 1999. From February 1991 to April 1999, Mr. Zeien served as Chairman of the Board and Chief Executive Officer of The Gillette Company, a consumer products company. He joined Gillette in 1968 and held various positions with Gillette, including President and Chief Operating Officer. Mr. Zeien is also a Director of Inverness Medical Innovations, Inc., a manufacturer of self-test diagnostic and other products. Mr. Zeien is a member of the Audit Committee and the Executive Compensation and Stock Option Committee of EMC.

CLASS II DIRECTORS SERVING A TERM EXPIRING AT THE
2004 ANNUAL MEETING

John R. Egan

  Mr. Egan, age 45, has been a Director of EMC since May 1992. From May 1997 to September 1998, Mr. Egan served as Executive Vice President, Products and Offerings of EMC. From January 1992 to June 1996, he served as Executive Vice President, Sales and Marketing of EMC. From October 1986 to January 1992, he served in a number of executive positions with EMC, including Executive Vice President, Operations and Executive Vice President, International Sales. Mr. Egan resigned as an executive officer of EMC in September 1998 and as an employee of EMC in July 2002. Mr. Egan has also been a principal in a venture capital firm since October 1998. Mr. Egan is also a Director of NetScout Systems, Inc., a provider of network and application performance management solutions. Mr. Egan is Chairman of the Mergers and Acquisitions Committee of EMC.

Michael C. Ruettgers

  Mr. Ruettgers, age 60, has been Executive Chairman of the Board of Directors of EMC since January 2001. He has served as a Director of EMC since May 1992. From January 1992 to January 2001, Mr. Ruettgers served as Chief Executive Officer of EMC. From October 1989 to January 2000, he was President and Chief Operating Officer of EMC. He also served as Executive Vice President, Operations from July 1988 to October 1989. Mr. Ruettgers is also a Director of Raytheon Company, a global technology and electronics company, and PerkinElmer, Inc., a diversified technology company. Mr. Ruettgers is a member of the Mergers and Acquisitions Committee of EMC.

CLASS III DIRECTORS SERVING A TERM EXPIRING AT
THE 2005 ANNUAL MEETING

Michael J. Cronin

  Mr. Cronin, age 64, has been a Director of EMC since May 1990. He has been Chief Executive Officer of Cognition Corporation, an engineering knowledge management company, from 1993 to the present. Mr. Cronin is also Chairman of the Board of Directors of Cognition Corporation. From June 1984 to September 1990, he was Chief Executive Officer and President of Automatix, Inc., an industrial vision and robotics systems manufacturer. Mr. Cronin is Chairman of the Executive Compensation and Stock Option Committee and a member of the Audit Committee and the Mergers and Acquisitions Committee of EMC.

W. Paul Fitzgerald

  Mr. Fitzgerald, age 62, has been a Director of EMC since March 1991. From January 1988 to March 1995, he was Senior Vice President, Finance and Administration and Chief Financial Officer of EMC. From October 1991 to March 1995, he was also Treasurer of EMC. From January 1985 to January 1988, he was Vice President, Finance of EMC. Mr. Fitzgerald retired as an employee of EMC in October 1995. Mr. Fitzgerald is Chairman of the Audit Committee and a member of the Stock Repurchase and Bond Redemption Oversight Committee of EMC.

Joseph M. Tucci

  Mr. Tucci, age 55, has been Chief Executive Officer and a Director of EMC since January 2001, and has served as President of EMC since January 2000. From January 2000 to January 2001, he was also Chief Operating Officer of EMC. Prior to joining EMC, Mr. Tucci served as Deputy Chief Executive Officer of Getronics N.V., an information technology services company, from June 1999 through December 1999 and as Chairman of the Board and Chief Executive Officer of Wang Global, an information technology services company, from December 1993 to June 1999. Getronics N.V acquired Wang Global in June 1999. Mr. Tucci joined Wang Global in 1990 as its Executive Vice President, Operations. Mr. Tucci is also a Director of Paychex, Inc., a provider of payroll, human resources and benefits outsourcing solutions. Mr. Tucci is Chairman of the Stock Repurchase and Bond Redemption Oversight Committee and a member of the Mergers and Acquisitions Committee of EMC.

PROPOSAL 2

APPROVAL OF THE EMC CORPORATION 2003 STOCK PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2

        On January 29, 2003, the Board of Directors voted to approve and recommended that the EMC stockholders approve the adoption of the EMC Corporation 2003 Stock Plan (the "2003 Stock Plan"). The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve the adoption of the 2003 Stock Plan.

        A total of 50,000,000 shares of Common Stock will be reserved under the 2003 Stock Plan. No more than 20% of the authorized shares may be issued pursuant to awards of restricted stock or restricted stock units granted under the 2003 Stock Plan.

        Without the 2003 Stock Plan, EMC believes that the number of shares available under its current stock option plans will not be sufficient to cover projected option grants in 2003. EMC believes that the 50,000,000 shares of Common Stock under the 2003 Stock Plan, together with the existing shares available under EMC's current stock option plans, will be sufficient to cover the stock awards it anticipates granting to employees for approximately one year. If the 2003 Stock Plan is not approved, EMC will not be able to grant any options to employees under its current stock option plans once all the shares reserved under such plans have been used.

        EMC believes that equity is a key element of EMC's compensation package because equity awards encourage employee loyalty to EMC and align employee interests directly with those of EMC stockholders. The 2003 Stock Plan will allow EMC to provide these individuals with equity incentives that are competitive with those of companies with which EMC competes for talent. EMC's existing plans provide for the grant of stock options only. The 2003 Stock Plan will also allow for awards of restricted stock and restricted stock units. EMC believes that the 2003 Stock Plan will therefore enable it to design and grant different types of stock awards that may be more effective in attracting, motivating and retaining key individuals essential for EMC's success. A broader plan such as the 2003 Stock Plan will also give EMC greater flexibility to design and manage equity-based compensation to meet the changing needs of its business over an extended period of time.

        As of December 31, 2002, EMC and its subsidiaries had approximately 17,400 employees worldwide, all of whom would be eligible to be considered for stock awards under the 2003 Stock Plan. As of such date, an aggregate of 176,701,838 shares of Common Stock were issuable pursuant to outstanding stock options granted under EMC's current stock option plans available to employees, non-plan options and options assumed by EMC in connection with acquisitions, and an aggregate of 22,381,774 shares of Common Stock were available for future grant under such plans.

        The following is a summary of the material terms and conditions of the 2003 Stock Plan. The full text of the 2003 Stock Plan is attached as Exhibit A to this Proxy Statement.

        The closing price of a share of Common Stock on the New York Stock Exchange (the "NYSE") on March 10, 2003 was $6.96. The proceeds received by EMC upon exercise of the awards by participants in the 2003 Stock Plan will be used for the general corporate purposes of EMC.

Summary of the 2003 Stock Plan

        Administration.    The Executive Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee") and/or the Board of Directors will administer the 2003 Plan, which includes approving:

  •
  the individuals to receive awards;

  •
  the types of awards to be granted;

  •
  the terms and conditions of the awards, including the number of shares and exercise price of the awards;

  •
  the time when the awards become exercisable, will vest or the restrictions to which an award is subject will lapse; and

  •
  whether options will be incentive stock options.

        The Compensation Committee has full authority to interpret the terms of the 2003 Stock Plan and awards granted under the 2003 Stock Plan, to adopt, amend and rescind rules and guidelines for the administration of the 2003 Stock Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the 2003 Stock Plan.

        Authorized Shares.    The 50,000,000 shares reserved under the 2003 Stock Plan will be subject to adjustment in the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock. The Common Stock delivered to participants under the 2003 Stock Plan may be either authorized but unissued shares of Common Stock or shares of Common Stock held by EMC in its treasury. The number of shares delivered upon exercise of an award will be determined net of any shares actually or constructively transferred by the participant to EMC (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price or tax withholding.

        Eligibility.    All employees of, or consultants or advisors to, EMC or any of its subsidiaries will be eligible to participate in the 2003 Stock Plan.

        Types of Awards.    Awards under the 2003 Stock Plan may be in the form of stock options (either incentive stock options or non-qualified options), restricted stock or restricted stock units, or any combination thereof.

  •
  Stock Options.  Stock options represent the right to purchase shares of Common Stock within a specified period of time at a specified price. The exercise price for a stock option will be not less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of Common Stock on the date of grant. The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted). No incentive stock option will be granted to a person who is not an "employee" as defined in the applicable provisions of the Code and regulations issued thereunder. An incentive stock option shall expire in ten years (five years in the case of an incentive stock option granted to a 10% or more stockholder) after the date of grant. No incentive stock options can be granted under the 2003 Stock Plan after January 29, 2013, but options granted before that date may be exercised thereafter.

  •
  Awards of Restricted Stock and Restricted Stock Units.  Restricted stock is Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Restricted stock units represent the right to receive shares of Common Stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Subject to any restrictions applicable to the award, a participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a stockholder with respect to such restricted stock, including the right to receive dividends and to vote the shares. Awards of restricted stock or restricted stock units that vest by the passage of time only will not vest fully in less than three years after the date of grant.

        The Compensation Committee may grant awards under the 2003 Stock Plan subject to the satisfaction of performance goals. In the case of awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Compensation Committee will use one or more objectively determinable performance goals that relate to one or more Performance Criteria (as defined in the 2003 Stock Plan). The Compensation Committee will determine whether the performance goals for a Performance Award (as defined in the 2003 Stock Plan) have been met. No more than 2,000,000 shares will be allocated to Performance Awards granted to any participant during any 12-month period.

        Transferability.    Under the 2003 Stock Plan, awards are generally non-transferable other than by will or by the laws of descent and distribution. Awards may be exercised by a person other than the participant only in the circumstances outlined below; provided, that the Compensation Committee may allow for transferability of awards to immediate family members of the participant or to trusts, partnerships or other entities controlled by and of which the beneficiaries are immediate family members of the participant.

        Termination of Service Relationship.    Under the 2003 Stock Plan, except as set forth below or as otherwise provided by the Compensation Committee, all previously unexercised awards terminate and are forfeited automatically upon the termination of the participant's service relationship with EMC. If a participant's service relationship is terminated by reason of death or Disability (as defined in the 2003 Stock Plan), except as otherwise provided by the Compensation Committee, all stock options held by the participant will vest fully on the date that the service relationship terminates by reason of death or Disability and all awards of restricted stock or restricted stock units held by the participant will vest fully and/or all restrictions will fully lapse on the date that the service relationship terminates by reason of death or Disability. All such awards may be exercised by the participant's executor or administrator, or by the person to whom the award is transferred under the applicable laws of descent or distribution, within three years after the date that the participant's service relationship terminates by reason of death or Disability. If a participant's service relationship is terminated by reason of Retirement (as defined in the 2003 Stock Plan), except as otherwise provided by the Compensation Committee, all stock options held by the participant will continue to vest and be exercisable as if the service relationship had not terminated and all awards of restricted stock or restricted stock units held by the participant will continue to vest and/or be subject to applicable restrictions as if the service relationship had not terminated. Notwithstanding the foregoing, if a stock option provides for vesting or exercisability upon the fulfillment or satisfaction of certain goals or conditions (other than time-based vesting), or an award of restricted stock or restricted stock units provides for vesting or lapse of restrictions based upon the fulfillment or satisfaction of certain goals or conditions (other than time-based vesting or restrictions), then, except as otherwise provided by the Compensation Committee, subsequent to the date of Retirement, the unvested or restricted portion of an award shall no longer be subject to such vesting or lapse of restrictions based on the satisfaction or fulfillment of certain goals or conditions and instead will be subject only to the time-based vesting or restrictions set forth in the award. Such awards may be exercised by the participant in accordance with the terms and conditions of the award (including the applicable vesting schedule or restrictions). Incentive stock options that are not exercised within (a) twelve months after the date a participant's service relationship is terminated by reason of Disability or (b) three months after the date a participant's service relationship is terminated by reason of Retirement, will be treated as non-qualified stock options. All stock options outstanding after a participant's death or Disability expire at the end of the three-year period after the date a participant's service relationship is terminated by reason of death or Disability. Notwithstanding the foregoing, in no event shall (i) any award be exercised beyond the date on which such award would otherwise expire pursuant to the terms thereof or (ii) any incentive stock option be exercised after the expiration of ten years (five years in the case of an incentive stock option granted to a 10% or more stockholder) from the date the incentive stock option was granted. Shares of Common Stock which are not delivered because of termination of awards may be reused for other awards.

        With respect to awards held by officers or certain other persons, the Compensation Committee may cancel, suspend or otherwise limit any unexpired award and rescind the exercise of an award if such participant engages in certain detrimental activity.

        Amendments.    The Compensation Committee may at any time discontinue granting awards under the 2003 Stock Plan. The Compensation Committee may amend the 2003 Stock Plan, except that no amendment may adversely affect the rights of any participant without his or her consent and no amendment will, without the approval of the stockholders of EMC, materially amend the 2003 Stock Plan, increase the number of shares of Common Stock available under the 2003 Stock Plan, change the group of persons eligible to receive awards, reprice any outstanding options or reduce the price at which options may be granted (including any tandem cancellation and regrant or any other amendment or action that would have substantially the same effect as reducing the exercise price of outstanding options), extend the time within which awards may be granted, alter the 2003 Stock Plan so that options intended to qualify as incentive stock options under the Code would not do so, or change the amendment provisions of the 2003 Stock Plan.

        Change in Corporate Structure or Capitalization; Change in Control.    In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the number and kind of shares of stock or securities of EMC then subject to the 2003 Stock Plan and the awards then outstanding or to be granted thereunder, and the exercise price, if applicable, will be appropriately adjusted by the Compensation Committee, whose determination will be binding on all persons. In the event of a dissolution, liquidation, consolidation or merger in which EMC is not the surviving corporation or in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration, all outstanding awards will thereupon terminate, provided that prior to the effective date of any such dissolution, liquidation, consolidation or merger, EMC will either (i) make all outstanding awards immediately exercisable on a basis that gives the holder of the award a reasonable opportunity to participate as a stockholder in the transaction or, if applicable, cause all restrictions to lapse, or (ii) arrange to have the surviving corporation grant replacement awards to participants.

Federal Income Tax Consequences

        Stock Options.    The 2003 Stock Plan is not qualified under Section 401(a) of the Code. In general, neither the grant nor the exercise of an incentive stock option granted under the 2003 Stock Plan will result in taxable income to the option holder or a deduction to EMC. If the option holder does not dispose of stock received upon exercise of an incentive stock option within two years after the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss.

        If stock received upon the exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition. The amount of such ordinary income will generally be equal to the difference between the fair market value of the Common Stock on the date of exercise and the option price. In the case of a disqualifying disposition which is a sale in which a loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on such sale over the adjusted basis of the stock, that is, in general, the price paid for the stock. EMC will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to any necessary withholding and reporting requirements.

        Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (i) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (ii) the exercise price, will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

        Options granted under the 2003 Stock Plan which are not incentive stock options are "non-qualified options." No income results upon the grant of a non-qualified option. When an option holder exercises a non-qualified option, he or she will realize ordinary income subject to withholding. Generally, such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of the Common Stock over the option price. EMC will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements.

        Restricted Stock.    Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of the Common Stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. EMC is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

        Restricted Stock Units.    Generally, the participant will not be subject to tax upon the grant of an award of restricted stock units but will recognize ordinary income in an amount equal to the fair market value of any shares received on the date of delivery of the underlying shares of Common Stock. EMC will be entitled to a corresponding tax deduction.

        This summary is not a complete description of the U.S. Federal income tax aspects of the 2003 Stock Plan. Moreover, this summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the 2003 Stock Plan, as well as foreign, state and local tax consequences.

New Incentive Plan Benefits

        The future benefits or amounts that would be received under the 2003 Stock Plan by executive officers and other employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE COMPANY'S 1989
EMPLOYEE STOCK PURCHASE PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3

        On May 10, 1989, EMC's stockholders adopted and approved the EMC Corporation 1989 Employee Stock Purchase Plan (the "1989 Plan"), and 7,200,000 shares of Common Stock were reserved for purchase thereunder. On May 8, 1991, May 12, 1993, May 8, 1996, May 5, 1999 and May 8, 2002, the 1989 Plan was amended to include an additional 14,400,000, 9,600,000, 8,000,000, 8,800,000 and 10,000,000 shares, respectively, of Common Stock. Currently, the total number of shares of Common Stock that are authorized to be purchased under the 1989 Plan is 58,000,000. As of February 28, 2003, 5,139,332 shares remained available for future purchases under this plan. The full text of the 1989 Plan is attached as Exhibit B to this Proxy Statement.

        On January 29, 2003, the Board of Directors approved an amendment to the 1989 Plan to increase the number of shares available under such plan by 15,000,000 shares. The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this amendment to the 1989 Plan. Based upon EMC's current stock price and historical rates of employee participation in the 1989 Plan, the Company's forecast indicates that there may not be enough shares available for purchase for the current six-month purchase period. Additional shares are needed for use in the 1989 Plan so that the 1989 Plan can continue to be used as a benefit plan to attract and retain employees of EMC and its subsidiaries. The Company's forecast indicates that the addition of 15,000,000 shares will allow continued employee participation for approximately one year. If this amendment to the 1989 Plan is not approved by the stockholders, the Board of Directors will suspend employee participation in the 1989 Plan once the currently available shares are purchased. The proceeds received by EMC from the sale of Common Stock under the 1989 Plan are used for the general corporate purposes of the Company.

Summary of the 1989 Plan

        If the January 29, 2003 amendment adding 15,000,000 shares is approved by EMC's stockholders, a total of not more than 73,000,000 shares of Common Stock may be issued under the 1989 Plan. Such shares may, at the discretion of the Board of Directors, be issued from EMC's authorized but unissued Common Stock or from EMC's treasury. The 1989 Plan provides for the granting of six-month options to participating employees to purchase shares of Common Stock. Each employee of EMC or a subsidiary of EMC having at least three months of continuous service on the date of grant of an option is eligible to participate in the 1989 Plan, except for employees whose customary employment is 20 hours or less per week. In addition, any employee who immediately after the grant of an option would be deemed under the provisions of the Code to own 5% or more of the outstanding Common Stock would not be eligible to receive such an option. Furthermore, the 1989 Plan provides that no employee will be granted an option under the 1989 Plan which would permit his or her right to purchase shares to accrue at a rate which exceeds $25,000 in fair market value of Common Stock (determined at the time the option is granted) for any calendar year. Members of the Board of Directors who are not employed as regular salaried officers or employees of EMC may not participate in the 1989 Plan. As of January 1, 2003, there were approximately 17,400 employees of EMC and its subsidiaries eligible to participate in the 1989 Plan and approximately 8,780 employees participating in the 1989 Plan.

        Options are granted twice yearly, on January 1 and July 1, and are exercisable on the succeeding June 30 or December 31. Options are exercisable through accumulations of payroll deductions. The amount of the deductions are determined by the employee, but may not be less than 2% nor more than 15% of the employee's compensation (up to a maximum of $7,500 in each option period, less any amount rolled over from the preceding option period representing an amount in lieu of a fractional share). The number of shares of Common Stock acquired in a particular option period is determined by dividing the balance in the employee's withholding account on the last day of the period by the purchase price per share for the Common Stock determined under the 1989 Plan. In lieu of a fractional share, any remaining balance in an employee's withholding account at the end of an option period is rolled over to the opening balance for the next option period. The purchase price for a share of Common Stock is the lower of 85% of the fair market value of the Common Stock on the date of grant or 85% of said value at the time of exercise.

        In the event the number of shares of Common Stock available in any option period under the 1989 Plan is otherwise insufficient, the number of shares each employee is entitled to purchase shall be proportionately reduced and the cash balance in each employee's withholding account shall be returned to such employee.

        An employee may at any time on or prior to June 15 or December 15, as the case may be with respect to any applicable option period, cancel his or her option, and upon such cancellation, all accumulated payroll deductions in the employee's withholding account shall be returned to him or her without interest. During an employee's lifetime, his or her rights in an option will be exercisable only by him or her and may not be sold, pledged, assigned or otherwise transferred. The employee or his or her legal representative may elect to have the amount credited to his or her withholding account at the time of his or her death applied to the exercise of his or her option for the benefit of named beneficiaries. Nothing in the 1989 Plan is to be construed so as to give an employee the right to be retained in the service of EMC.

        In the event there is a change in the Common Stock due to a stock dividend, stock split, combination of shares, recapitalization, merger or other capital change, the aggregate number of shares of Common Stock available under the 1989 Plan and under any outstanding options, the option price and other relevant provisions of the 1989 Plan will be appropriately adjusted. EMC will have the right to amend the 1989 Plan at any time, but cannot make an amendment (other than as stated above) relating to the aggregate number of shares available under the 1989 Plan or the option price without the approval of EMC's stockholders. EMC may suspend or terminate the 1989 Plan at any time, but such termination will not affect the rights of employees holding options at the time of termination.

        The Compensation Committee administers the 1989 Plan, makes determinations regarding all questions arising thereunder, and adopts, administers and interprets such rules and regulations relating to the 1989 Plan as it deems necessary or advisable.

Federal Income Tax Consequences

        The 1989 Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code. Under a plan which so qualifies, neither the grant of an option nor the acquisition of shares upon exercise of such an option will result in taxable income to the employee or a deduction for the Company.

        The Federal income tax treatment of the employee's subsequent disposition of shares acquired under a 1989 Plan option ("Plan Shares") will vary depending upon the timing of the disposition. For these purposes, a "disposition" includes any transfer of shares other than certain transfers at death, certain tax-free exchanges, or a mere pledge or hypothecation. If the employee disposes of Plan Shares within two years after the corresponding option was granted, or within one year after the Plan Shares were purchased, the employee will recognize ordinary income on the date of disposition and the Company will receive a corresponding deduction equal to the difference between the price that the employee paid for the Plan Shares and the fair market value of the Plan Shares on the date they were purchased. If, on the other hand, the employee disposes of Plan Shares after both of the periods specified above, or if the employee dies while owning the Plan Shares, then he or she will recognize ordinary income (on the date of disposition or death) only to the extent of the lesser of (i) the excess of the fair market value of the Plan Shares at the time the option was granted over the option price (computed as of the grant date); or (ii) the excess of the fair market value of the Plan Shares at the time of death or disposition over the purchase price. In this case, the Company will receive no corresponding deduction. The employee will also recognize capital gain equal to the amount by which the amount realized upon the sale or disposition of the Plan Shares exceeds the sum of the aggregate purchase price paid for the Plan Shares and the ordinary income recognized in connection with their acquisition.

        The foregoing summary is not a complete description of the U.S. Federal income tax aspects of the 1989 Plan. Moreover, the foregoing summary relates only to Federal income taxes; there may also be the imposition of FICA and FUTA taxes on the exercise of an option issued under the 1989 Plan, Federal estate and gift tax consequences, as well as foreign, state and local tax consequences.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4

        EMC is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP ("PWC") as the Company's independent auditors for the fiscal year ending December 31, 2003. PWC was appointed by the Audit Committee, which appointment was ratified by EMC's Board of Directors. The affirmative vote of a majority of votes properly cast at the Annual Meeting is required to ratify such appointment.

        Although ratification by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider this factor when making any determinations regarding PWC.

PROPOSAL 5

STOCKHOLDER PROPOSAL

        An EMC stockholder has notified the Company that a representative on its behalf intends to present the following proposal at the Annual Meeting. The name, address and number of shares of Common Stock held by such stockholder is available from EMC upon request to the Clerk or Assistant Clerk of EMC. If properly presented at the meeting, the affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this proposal.

INDEXED OPTIONS PROPOSAL

        Resolved, that the shareholders of EMC Corporation (the "Company") request that the Board of Directors adopt an executive compensation policy that all future stock option grants to senior executives shall be performance-based. For the purposes of this resolution, a stock option is performance-based if the option exercise price is indexed or linked to an industry peer group stock performance index so that the options have value only to the extent that the Company's stock price performance exceeds the peer group performance level.

        Statement of Support: As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to achieve long-term corporate value maximization goals. While salaries and bonuses compensate management for short-term results, the grant of stock and stock options has become the primary vehicle for focusing management on achieving long-term results. Unfortunately, stock option grants can and do often provide levels of compensation well beyond those merited. It has become abundantly clear that stock option grants without specific performance-based targets often reward executives for stock price increases due solely to a general stock market rise, rather than to extraordinary company performance.

        Indexed stock options are options whose exercise price moves with an appropriate peer group index composed of a company's primary competitors. The resolution requests that the Company's Board ensure that future senior executive stock option plans link the options exercise price to an industry performance index associated with a peer group of companies selected by the Board, such as those companies used in the Company's proxy statement to compare 5 year stock price performance.

        Implementing an indexed stock option plan would mean that our Company's participating executives would receive payouts only if the Company's stock price performance was better than that of the peer group average. By tying the exercise price to a market index, indexed options reward participating executives for outperforming the competition. Indexed options would have value when our Company's stock price rises in excess of its peer group average or declines less than its peer group average stock price decline. By downwardly adjusting the exercise price of the option during a downturn in the industry, indexed options remove pressure to reprice stock options. In short, superior performance would be rewarded.

        At present, stock options granted by the Company are not indexed to peer group performance standards. As long-term owners, we feel strongly that our Company would benefit from the implementation of a stock option program that rewarded superior long-term corporate performance. In response to strong negative public and shareholder reactions to the excessive financial rewards provided executives by non-performance based option plans, a growing number of shareholder organizations, executive compensation experts, and companies are supporting the implementation of performance- based stock option plans such as that advocated in this resolution. We urge your support for this important governance reform.

EMC'S STATEMENT IN OPPOSITION TO
STOCKHOLDER PROPOSAL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 5

        Your Board of Directors opposes this proposal because it is unnecessary and not in the best interests of EMC or its stockholders.

        The Board of Directors believes that this proposal would limit the flexibility of the Compensation Committee with respect to stock option compensation for senior executives, an important component of such executives' long-term incentive compensation. The Compensation Committee, which is comprised entirely of independent directors, should have the flexibility to design and tailor stock option compensation based on a number of different measures and incentives, including specific financial and non-financial performance results, rather than based entirely on a rigid measure of EMC stock price relative to an indexed stock price of an artificially-created peer group.

        As discussed more fully in the Compensation Committee report on page 20, the Board of Directors believes that a significant portion of EMC executive compensation, including stock option compensation, is performance-based and effectively aligns executive incentives with the long-term interests of EMC stockholders. EMC stock options are designed to motivate the Company's senior executives to increase the long-term value of EMC because the value of the options is directly tied to the price of EMC stock and such options typically vest over several years. Furthermore, a senior executive's cash bonus, a significant component of his or her compensation, is tied to EMC performance.

        The Board of Directors believes that this proposal would place EMC at a competitive disadvantage in recruiting and retaining executives. In order to attract and retain exceptional executive talent, EMC must offer a competitive compensation program, including equity-based programs. EMC believes that nearly all the companies with which EMC competes for executive talent offer senior executives stock options that generally have a fixed exercise price, as is currently the case at EMC. During conversations with the EMC stockholder who submitted this proposal, the stockholder did not provide the names of any companies that had implemented an indexed stock option program. EMC is aware of just four companies that have done so, none of which are comparable to EMC.

        The Board of Directors believes that indexed stock options would be less effective than EMC's existing fixed exercise price stock options for motivating and retaining key executives. The value of indexed options would be potentially more volatile than stock options with a fixed exercise price, and therefore less effective as a retention device. In addition, under this proposal the exercise price of indexed stock options would be tied to the stock performance of a peer group of companies that represents EMC's competitors and its industry. Because high technology industries and companies change rapidly, the peer group companies may during the 10-year period of the indexed option cease to be a competitor or may no longer be in the same industry as EMC. As a result, the indexed options may subsequently have only a marginal connection with EMC's actual competitors and its industry and therefore may not appropriately motivate and incentivize the holders of the options. Accordingly, if EMC implemented an indexed stock option program, as called for by this proposal, its stock option program and its overall executive compensation would compare less favorably to those of comparable companies, and EMC would be at a competitive disadvantage in attracting, retaining and motivating the most qualified executives.

        This proposal could also have adverse consequences on EMC's financial results. If EMC were to grant indexed stock options, it would be required to expense these options using variable accounting. The Company would re-measure the compensation cost related to such options at each quarterly financial reporting period and recognize that expense over the vesting period of the options. This compensation cost will likely be different from quarter to quarter. As a result, the use of indexed stock options could add volatility to EMC's earnings and stock price. Such volatility may not encourage long term investing in EMC common stock, and therefore is not in the best interests of EMC or its stockholders.

        Finally, the Board of Directors finds this proposal impracticable and believes that EMC would need to incur significant costs and utilize valuable resources in administering an indexed stock option program.

        FOR THESE REASONS, YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF EMC OR ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding Common Stock owned on February 28, 2003 (i) by each of EMC's directors and nominees for director, (ii) by each of the Named Executive Officers (as defined below) and (iii) by all directors and executive officers of EMC as a group. The Company does not know of any beneficial owners of 5% or more of the outstanding Common Stock as of such date.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares
Michael J. Cronin(2)	115,001	**
Gail Deegan*	6,000	**
John R. Egan	3,320,653	**
W. Paul Fitzgerald(3)	619,209	**
Mark S. Lewis	24	**
Erez Ofer(4)	458,233	**
Windle B. Priem(5)*	73,334	**
Michael C. Ruettgers(6)	6,659,440	**
William J. Teuber, Jr.(7)	424,231	**
Joseph M. Tucci(8)	1,038,776	**
Alfred M. Zeien(9)*	106,667	**
All directors and executive officers as a group (15 persons)(10)	14,377,267	**

*
Nominee for director

**
Less than 1%

(1)
All persons have sole voting and investment power with respect to their shares. All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this table.

(2)
Mr. Cronin is deemed to own all of these shares by virtue of options to purchase these shares.

(3)
Mr. Fitzgerald is deemed to own 448,001 of these shares by virtue of options to purchase these shares.

(4)
Mr. Ofer is deemed to own 409,840 of these shares by virtue of options to purchase these shares.

(5)
Mr. Priem is deemed to own 13,334 of these shares by virtue of options to purchase these shares.

(6)
Mr. Ruettgers is deemed to own 3,471,212 of these shares by virtue of options to purchase these shares. Excludes 2,400 shares owned by Mr. Ruettgers' children and 50,000 shares held in the Ruettgers Family Charitable Foundation, as to which Mr. Ruettgers disclaims beneficial ownership.

(7)
Mr. Teuber is deemed to own 286,000 of these shares by virtue of options to purchase these shares.

(8)
Mr. Tucci is deemed to own 960,000 of these shares by virtue of options to purchase these shares.

(9)
Mr. Zeien is deemed to own 101,667 of these shares by virtue of options to purchase these shares.

(10)
Includes 7,078,607 shares of Common Stock beneficially owned by all executive officers and directors as a group by virtue of options to purchase these shares. Excludes shares as to which such individuals have disclaimed beneficial ownership.

        The address of all persons listed above is c/o EMC Corporation, 176 South Street, Hopkinton, Massachusetts 01748.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table discloses compensation received by EMC's Chief Executive Officer and the next four most highly paid executive officers in 2002 (collectively, the "Named Executive Officers") for the three fiscal years ended December 31, 2002, 2001 and 2000.

SUMMARY COMPENSATION TABLE

	Annual Compensation							Long Term Compensation
Awards
Name and Principal Position	Year		Salary($)	Bonus($)(1)		Other Annual Compensation($)		Securities Underlying Options (#)	All Other Compensation($)
Joseph M. Tucci President, Chief Executive Officer and Director	2002 2001 2000	(3)	1,000,000 1,000,000 600,000	675,000 700,000 1,212,400		— — —		2,000,000 3,400,000 800,000	3,000 1,500 —	(2) (2)
Michael C. Ruettgers Executive Chairman of the Board of Directors	2002 2001 2000		1,000,000 1,000,000 1,000,000	650,000 700,000 1,809,880		62,448 92,785 87,216	(4) (4) (4)	1,000,000 3,000,000 250,000	4,260 4,416 4,416	(5) (5) (5)
Mark S. Lewis(6) Executive Vice President, New Ventures and Chief Technology Officer	2002 2001 2000		221,150 — —	1,004,620 — —	(7)	95,979 — —	(8)	1,000,000 — —	— — —
Erez Ofer Executive Vice President, Open Software Operations	2002 2001 2000		600,000 530,000 204,613	307,277 537,948 430,839		— — —		550,000 950,000 120,000	3,000 3,000 3,000	(2) (2) (2)
William J. Teuber, Jr. Executive Vice President and Chief Financial Officer	2002 2001 2000		600,000 600,000 400,773	211,666 186,000 293,254		— — —		650,000 800,000 155,000	3,000 3,000 3,000	(2) (2) (2)

(1)
Includes bonuses accrued in year of service whether paid during year of service or thereafter.

(2)
Represents the amount paid to such executive's account in the EMC Corporation 401(k) Plan (the "401(k) Plan").

(3)
Mr. Tucci joined EMC on January 2, 2000.

(4)
Includes the amounts of $40,248 in 2002, $48,616 in 2001 and $63,629 in 2000 for personal use of EMC-owned transportation. Also includes the amounts of $15,000 in 2002, $19,140 in 2001 and $12,144 in 2000 for tax planning advice.

(5)
Includes the amounts of $3,000 for each of 2002, 2001 and 2000 paid to Mr. Ruettgers' account in the 401(k) Plan, and $1,260 for 2002 and $1,416 for each of 2001 and 2000 paid to Mr. Ruettgers' account in the EMC Corporation Supplemental Retirement Program.

(6)
Mr. Lewis joined EMC on July 15, 2002.

(7)
A portion of this amount represents a one-time sign-on bonus.

(8)
Includes $32,803 for relocation benefits and $54,895, which represents imputed income on a loan. In connection with relocating to the Hopkinton, Massachusetts area, on July 22, 2002, EMC loaned Mr. Lewis $1,200,000, all of which is currently outstanding, for the purchase of a home. The loan bears interest at the rate of 5% per year. On each successive anniversary date of the loan over a three year period, the loan will be forgiven in increments of one-third so long as Mr. Lewis remains an employee of EMC on or prior to such respective anniversary date.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides information on option grants in the fiscal year ended December 31, 2002 to the Named Executive Officers.

	Individual Grants					Grant Date Value
Name	Number of Options Granted in 2002(1)	Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price per Share	Market Price per Share on Date of Grant	Expiration Date	Grant Date Present Value(2)
Joseph M. Tucci(3)	2,000,000(4)(5)	3.82%	$5.42	$5.42	10/25/12	$5,464,000
Michael C. Ruettgers(3)	1,000,000(4)(5)	1.91%	$5.42	$5.42	10/25/12	$2,732,000
Mark S. Lewis	1,000,000(4)(6)	1.91%	$7.70	$7.70	07/24/12	$3,928,000
Erez Ofer	550,000(4)(5)	1.05%	$5.42	$5.42	10/25/12	$1,502,600
William J. Teuber, Jr.	650,000(4)(5)	1.24%	$5.42	$5.42	10/25/12	$1,775,800

(1)
EMC granted options representing an aggregate of 52,293,714 shares of Common Stock to approximately 9,430 employees of EMC and its subsidiaries in fiscal 2002 under the Company's 1985 Stock Option Plan (the "1985 Plan"), 1993 Stock Option Plan (the "1993 Plan") and 2001 Stock Option Plan (the "2001 Plan").

(2)
The estimated grant date present value has been calculated using a Black-Scholes option-pricing model with the following material assumptions: (i) a risk-free interest rate of 3.61% (at July 24, 2002) and 3.17% (at October 25, 2002), (ii) expected volatility of 55%, (iii) an expected life of 5 years and (iv) no dividend yield.

(3)
Certain of the options granted to Mr. Ruettgers and Mr. Tucci are transferable to "immediate family members," as defined in, and pursuant to the terms and conditions of, the grants of such options.

(4)
The options are exercisable in annual increments of 20% over a five-year period.

(5)
The term of such option grant is ten years from the date of grant, which was October 25, 2002.

(6)
The term of such option grant is ten years from the date of grant, which was July 24, 2002.

AGGREGATED FISCAL YEAR-END OPTION VALUES

        The following table provides information on the value of unexercised options held by the Named Executive Officers at December 31, 2002. No Named Executive Officer exercised any options in 2002.

	Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph M. Tucci	800,000	5,400,000	$—	$1,440,000
Michael C. Ruettgers	3,471,212	4,074,400	5,240,829	720,000
Mark S. Lewis	0	1,000,000	—	—
Erez Ofer	389,840	1,544,000	30,620	396,000
William J. Teuber, Jr.	270,000	1,423,000	180,820	468,000

(1)
In accordance with the rules of the Securities and Exchange Commission (the "SEC"), values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $6.14 per share, the closing price of the Common Stock as reported on the NYSE on December 31, 2002.

CHANGE IN CONTROL ARRANGEMENTS

        EMC has entered into agreements with each Named Executive Officer providing for certain benefits in the event that such executive's employment is terminated (1) within 24 months after a change in control of EMC or (2) during a "potential change in control period" (as defined in the agreement), in either case, by EMC (or any successor) without "cause" (as defined in the agreement) or by such executive for "good reason" (as defined in the agreement). A "change in control" includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 25% or more of the outstanding Common Stock.

        Subject to the terms and conditions of the agreement, each executive is entitled to: (i) an amount equal to three times the sum of the executive's then current annualized base salary and target annual bonus, (ii) the executive's prorated bonus for the year, (iii) the continuation of life, disability, accident and health insurance benefits for the executive and his dependents for up to 36 months following such termination, and (iv) the acceleration of vesting for all options and other equity awards held by the executive. In addition, EMC will make "gross up" payments to the executive if any payments or benefits to be made under the agreement are subject to excise tax.

        Each agreement continues in effect through June 30, 2004, subject to automatic one-year extensions thereafter unless notice is given of EMC's or the executive's intention not to extend the term of the agreement on or by September 30 of the preceding year; provided, however, that the agreement continues in effect for 24 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the agreement, either EMC or the executive may terminate such executive's employment at any time. Each agreement terminates if either party terminates the executive's employment before a change in control.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information regarding EMC's equity compensation plans as of December 31, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price per share of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	176,437,110	$22.62	28,647,775	(2)
Equity compensation plans not approved by security holders	277,200	12.60	0

Total:	176,714,310	$22.60	28,647,775

(1)
Does not include an aggregate of 885,528 shares of Common Stock to be issued (subject to vesting) upon the exercise of outstanding option grants, with a weighted exercise price of $13.59 per share, assumed by EMC in connection with various acquisitions. The option plans relating to such outstanding options were approved by the respective security holders of the acquired companies.

(2)
Includes 5,139,332 shares of Common Stock available for future issuance under our employee stock purchase plan.

        In April 1998, in connection with the acquisition of an information storage services business, EMC entered into Stock Option Agreements with certain employees of such business (the "Employees"), pursuant to which EMC granted to the Employees non-qualified options (the "Options") to purchase shares of Common Stock. Such option grants did not receive stockholder approval. Each Option is exercisable in annual increments of 20% over a five-year period and will expire on or prior to the tenth anniversary of the date of grant. If the employment of an Employee with EMC or an EMC subsidiary is terminated for any reason, then such Employee's Option shall terminate on the date of such termination with respect to any shares which are not vested on the date of termination. The portion of the Option with respect to any shares vested on the date of such termination shall be exercisable by the Employee for 180 days after the fifth anniversary of the date of grant. The exercise price for each Option is $10.5625 per share. As of December 31, 2002, an aggregate of 227,200 shares of Common Stock were issuable (subject to vesting and certain other restrictions on exercise) upon the exercise of outstanding Options.

        In January 1999 and January 2002, EMC entered into Stock Option Agreements with its Clerk, pursuant to which EMC granted to such person non-qualified options to purchase 40,000 and 10,000 shares, respectively, of Common Stock. Such option grants did not receive stockholder approval. The options are exercisable in annual increments of 20% over a five-year period and will expire on the tenth anniversary of the respective dates of grant; provided, however, that if the option holder ceases to serve as an officer of EMC for any reason, the options will terminate on the date such service terminates with respect to any shares subject to the options, whether such shares are vested or unvested on such date. The exercise price for the options are $23.39 and $15.60 per share, respectively. As of December 31, 2002, an aggregate of 50,000 shares of Common Stock were issuable (subject to vesting) upon the exercise of the options.

        Notwithstanding anything to the contrary set forth in any of the EMC's filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate other filings with the SEC, including this Proxy Statement, in whole or in part, the following report, the Audit Committee report on page 26 and the Stock Price Performance Graph on page 30 shall not be incorporated by reference into any such filings.

REPORT OF THE EXECUTIVE COMPENSATION
AND STOCK OPTION COMMITTEE AND THE BOARD OF DIRECTORS

        The Compensation Committee sets the compensation of the Chief Executive Officer and the Executive Chairman, oversees the compensation of certain other executive officers of the Company and monitors the Company's general compensation programs. The Compensation Committee consists entirely of independent directors who are not officers or employees of EMC. The Compensation Committee met ten times during 2002, a significant increase over the four meetings it had in 2001.

        The goals of EMC's executive compensation program are to attract and retain exceptional talent, to motivate these individuals to achieve EMC's strategic and financial goals and to link executive compensation closely to corporate performance and returns to stockholders. A significant portion of an executive's compensation depends on EMC's achievement of one or more specified performance goals and the potential appreciation of EMC Common Stock. Thus, a significant portion of an executive's compensation is at risk and is tied to the performance of the Company and its stock.

        Each year, the Compensation Committee conducts a full review of EMC's executive compensation program. In 2002, the Compensation Committee selected and retained an independent compensation consultant that reported directly to the Committee. The review in 2002 included a comprehensive report from the consultant comparing EMC's executive compensation program, including base salary, incentive bonus plans, equity programs, benefits and perquisites, short and long-term stock price appreciation and other corporate performance measures, to a peer group of publicly traded high technology companies (the "Compensation Peer Group"). The report also included a review of compensation best practices, the effectiveness of various compensation methods for retention and use of alternative methods of compensation, such as options, restricted stock and deferred compensation.

        The Compensation Committee reviews the selection of peer companies used for compensation analysis annually. The companies in the Compensation Peer Group are generally not the same as those in the peer group index in the Stock Performance Graph included in this Proxy Statement. The peer group index in the Stock Performance Graph is comprised of certain companies in the computer storage field. The Compensation Committee is of the opinion that EMC generally does not compete with such companies for executive talent and therefore includes other high technology companies for compensation analysis. The companies used for compensation analysis are generally other leading high technology companies that are comparable to EMC in terms of technological innovation and risk, revenues, workforce size or historical growth rate. The Compensation Peer Group may vary from year to year based upon market conditions and changes in EMC's business.

        The key elements of EMC's executive compensation are generally base salary, bonus and long-term equity incentives. The Compensation Committee's policies with respect to each of the elements are discussed below. While the elements of compensation are considered separately, the Compensation Committee also takes into account the complete compensation package provided by EMC to the individual executive to ensure that it is competitive with those of persons holding comparable positions at companies in the Compensation Peer Group and will be effective to motivate and retain EMC's key executives.

Base Salaries

        Base salaries for executive officers are determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for pertinent executive talent, including a comparison to base salaries for comparable positions at companies in the

Compensation Peer Group. Base salary adjustments are determined annually by evaluating the financial performance and certain non-financial performance measures of EMC, and the performance of the executive officer.

        With respect to the base salary granted to Mr. Tucci in 2002, the Compensation Committee took into account base salaries of chief executive officers of companies in the Compensation Peer Group, EMC's financial performance, the short and long-term performance of the Common Stock and Mr. Tucci's individual performance. While the Compensation Committee was extremely pleased with Mr. Tucci's performance in relation to the Corporation's strategic objectives, especially in the current challenging environment, based primarily on the Company's financial performance in 2001, the Compensation Committee did not increase Mr. Tucci's 2002 base salary from the 2001 level.

Bonuses

        The compensation package for EMC's executive officers generally includes cash bonuses payable on the achievement of financial or strategic goals. These cash bonuses are payable based on previously set corporate and individual performance objectives and target amounts payable. The Compensation Committee believes that the at-risk cash bonus should generally represent a significant percentage of an executive's total cash compensation. For 2002, one of the corporate financial objectives was EMC's profitability in 2002. The Compensation Committee also considers individual non-financial performance measures, and, where appropriate, non-financial corporate or business unit performance measures, in determining bonuses.

        Based primarily on the Company's financial performance in 2001, the Compensation Committee did not increase Mr. Tucci's 2002 target bonus from the 2001 level. In 2002, a portion of Mr. Tucci's target bonus was based on EMC's profitability and a portion was based on achievement of certain strategic goals of the Corporation. Primarily because EMC did not meet its profitability goals, Mr. Tucci received less than half of the total target amount for his bonuses in 2002. In awarding the reduced level of bonuses to Mr. Tucci, the Compensation Committee determined that during 2002 Mr. Tucci had demonstrated outstanding performance in his achievement of certain strategic goals of the Corporation and in promoting EMC's long term strategic growth.

Long-Term Equity Incentives

        The purpose of EMC's stock plans is to provide an additional incentive to certain EMC executives and employees to work to maximize stockholder value. Incentive and non-qualified stock options may currently be granted under EMC's existing stock plans. If the 2003 Stock Plan is approved by stockholders (Proposal 2), restricted stock and restricted stock units may also be granted. Generally, stock awards under all of the above plans vest over three to five years. This vesting schedule is designed to act as a retention device for key executives and employees and to encourage them to take into account the long-term interests of EMC. The Compensation Committee has recommended the adoption of the 2003 Stock Plan because it believes the additional types of stock awards available under the 2003 Stock Plan will provide more flexibility to design competitive compensation packages. The Compensation Committee is considering granting a blend of equity awards for the Chief Executive Officer and certain senior executive officers if the 2003 Stock Plan is approved.

        The guidelines used in 2002 by the Compensation Committee in making the stock option grants to Mr. Tucci and the other executive officers of EMC took into account the duties and responsibilities of the individual, individual performance, the outstanding options held by such individual, and awards made to individuals in similar positions within the Compensation Peer Group. In granting awards to the executive officers and other employees of EMC under EMC's stock plans, the Compensation Committee also considers the total number of options granted in a calendar year, and the total number of options outstanding and reserved for future grant, each as a percentage of the number of shares of Common Stock outstanding. In 2002, options to purchase an aggregate of approximately 30,557,000 shares, or approximately 1.4% of the number of shares of Common Stock outstanding as of December 31, 2002, were granted, net of cancellations, to employees of EMC. As of December 31, 2002, the total number of options outstanding plus the options available for future grant under EMC's employee stock option plans was approximately 199,982,000, or approximately 9.2% of the number of shares of Common Stock outstanding.

        In October 2002, Mr. Tucci received options to purchase 2,000,000 shares of Common Stock at an exercise price of $5.42 per share, equal to the fair market value on the grant date. These options vest over five years. In January 2003, Mr. Tucci received options to purchase 75,000 shares of Common Stock at an exercise price of $.01 per share. These options vested fully and were exercisable on the grant date. The underlying shares are subject to certain restrictions which lapse over three years if certain earnings per share targets are met. If such targets are not met and the Company has not exercised its repurchase rights, the restrictions will lapse in January 2008. The Compensation Committee intends to continue to grant stock awards to the Chief Executive Officer and certain senior executive officers with vesting tied to certain corporate performance goals over a three to five-year period.

        The Compensation Committee believes that the Company's stock option program should be broad-based. Accordingly, during the past three fiscal years, approximately 82% of the total number of all stock options granted by EMC were granted to employees below the Senior Vice President level, and approximately 18% were granted to employees at the level of Senior Vice President and above (a group including an average of 19 individuals). Approximately 86% of current EMC employees hold one or more stock option grants. The Company's stock option program is a key element of the Company's compensation program and its goal of attracting and retaining highly qualified individuals essential for the Company's success. The Compensation Committee believes that these stock awards will help drive superior performance by these individuals, will contribute significantly to the Company's future and will align the interests of employees and stockholders.

Policy on Deductibility of Compensation

        Section 162(m) of the Code limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists solely of "outside directors" (as defined for purposes of Section 162(m)).

        While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs which will maximize EMC's tax deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of EMC and its stockholders. However, from time to time the Compensation Committee may award compensation which is not fully deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interests of EMC and its stockholders.

Conclusion

        Through the programs described above, a very significant portion of EMC's executive compensation is linked directly to corporate and individual performance. The Compensation Committee and the Board of Directors intend to continue the policy of linking executive compensation to corporate performance and returns to stockholders.

EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE
Michael J. Cronin, Chairman Windle B. Priem Alfred M. Zeien
As to the portion of the above report relating to stock options,
BOARD OF DIRECTORS
Michael C. Ruettgers, Executive Chairman Michael J. Cronin Gail Deegan John R. Egan W. Paul Fitzgerald Windle B. Priem Joseph M. Tucci Alfred M. Zeien

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee members are Michael J. Cronin, Chairman, Windle B. Priem and Alfred M. Zeien. In addition, Michael C. Ruettgers, Joseph M. Tucci, John R. Egan, W. Paul Fitzgerald and Gail Deegan (after her election to the Board in July 2002) participated in deliberations of the Board of Directors concerning the stock option portion of executive compensation during the last fiscal year. Mr. Ruettgers and Mr. Tucci are executive officers and Directors of EMC, and Mr. Egan and Mr. Fitzgerald are former executive officers and current Directors of EMC.

        In 2002, EMC retained the Thomas A. Fitzgerald Company to act as an insurance broker for various forms of corporate insurance and performance bonds. During the year, EMC paid the Thomas A. Fitzgerald Company approximately $612,429 (which includes brokers' fees aggregating $75,000). Thomas A. Fitzgerald is the brother of W. Paul Fitzgerald, a Director of EMC, the brother-in-law of Richard J. Egan, a former Director of EMC, and the uncle of John R. Egan, a Director of EMC.

        In 2002, EMC leased certain real estate from Carruth Capital Corporation ("Carruth"), for which payments aggregated $2,237,792. EMC acquired such leases in connection with the acquisition of Data General Corporation in 1999. John R. Egan, a Director of EMC, and his siblings are stockholders of Carruth.

        In 2002, EMC purchased from Centerstone Software, Inc. ("Centerstone Software"), upgrades to and additional licenses to, space planning and facilities operational software previously installed in 1998, for which payments aggregated $75,775. John R. Egan, a Director of EMC, became a director of Centerstone Software in 2002 and is a principal in a limited partnership which became a stockholder of Centerstone Software in 2001.

        EMC believes that the terms of each of the arrangements described above were fair and not less favorable to EMC than could have been obtained from unaffiliated parties.

        John R. Egan, a Director of EMC, is the nephew of W. Paul Fitzgerald, a Director of EMC.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee members are W. Paul Fitzgerald, Michael J. Cronin, Gail Deegan, Windle B. Priem and Alfred M. Zeien. Ms. Deegan became a member of the Audit Committee in July 2002. The Audit Committee assists the Board of Directors in monitoring the integrity of EMC's financial statements, EMC's compliance with legal requirements and EMC's internal and independent auditors. EMC's management has primary responsibility for the Company's financial statements as well as maintaining and monitoring a system of appropriate internal controls.

        The Audit Committee has met and held discussions with management, the head of the internal audit department and PricewaterhouseCoopers LLP, EMC's independent auditors. The Audit Committee discussed with EMC's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of EMC's internal controls and the overall quality of EMC's financial reporting. Management has represented to the Audit Committee that EMC's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

        The Audit Committee has reviewed and discussed EMC's audited consolidated balance sheets as of December 31, 2002 and 2001 and consolidated statements of operations, cash flows and stockholders' equity for the three years ended December 31, 2002 with EMC's management. The Audit Committee has discussed with EMC's independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, "Communications with Audit Committees" (concerning the accounting methods used in the financial statements).

        The Audit Committee has received and reviewed written disclosures and the letter from PWC required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees" (concerning matters that may affect an auditor's independence) and has discussed with PWC its independence. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to EMC is compatible with the auditors' independence. See "Ratification of Selection of Independent Public Accountants—Fees for Independent Accountants."

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in EMC's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

AUDIT COMMITTEE
W. Paul Fitzgerald, Chairman Michael J. Cronin Gail Deegan Windle B. Priem Alfred M. Zeien

CORPORATE GOVERNANCE, BOARD STRUCTURE AND COMPENSATION

Corporate Governance

        EMC's Board of Directors has been reviewing EMC's corporate governance policies and practices. The Board has adopted and expects to adopt further changes to its policies and practices that the Board believes are in the best interests of EMC and its stockholders as well as to comply with the Sarbanes-Oxley Act of 2002 and any rule changes implemented by the SEC and the NYSE. Certain information relating to corporate governance matters can be viewed at www.emc.com/about/governance. EMC intends to post additional information on this website from time to time as the Board adopts or revises policies and procedures.

Board Meetings

        During the fiscal year ended December 31, 2002, EMC's Board of Directors held ten meetings. Each Director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served (which were held during the period in which he or she was a Director of EMC).

Committees of the Board

        The Audit Committee, the Compensation Committee, the Mergers and Acquisitions Committee and the Stock Repurchase and Bond Redemption Oversight Committee are the standing committees of the Board of Directors. The Board of Directors does not have a nominating committee. Instead, the Board has decided, at this time, to act as "a whole" while recruiting new directors.

Audit	Executive Compensation and Stock Option	Mergers and Acquisitions	Stock Repurchase and Bond Redemption Oversight
W. Paul Fitzgerald*	Michael J. Cronin*	John R. Egan*	Joseph M. Tucci*
Michael J. Cronin	Windle B. Priem	Michael J. Cronin	W. Paul Fitzgerald
Gail Deegan**	Alfred M. Zeien	Michael C. Ruettgers
Windle B. Priem		Joseph M. Tucci
Alfred M. Zeien

*
Chairman

**
Ms. Deegan was elected to the Audit Committee in July 2002.

        The Audit Committee held ten meetings in 2002. This committee reviews with management and EMC's auditors EMC's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the auditors upon EMC's financial condition and its accounting controls and procedures, EMC's worldwide corporate compliance program, the independence of EMC's auditors and such other matters as set forth in its charter, as adopted by the Board of Directors, and as the committee deems appropriate. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of EMC's independent auditors for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for EMC. The Audit Committee also pre-approves non-audit services to be performed by its independent auditors in accordance with the committee's pre-approval policy. Mr. Cronin, Ms. Deegan, Mr. Priem and Mr. Zeien satisfy the criteria for independence for Audit Committee members set forth in the listing standards of the NYSE. Mr. Fitzgerald does not currently satisfy such criteria due to the fact that his brother-in-law, Richard J. Egan, was an executive officer of EMC through January 17, 2001. Mr. Fitzgerald is nevertheless eligible pursuant to the NYSE listing standards to continue to serve as a member of the Audit Committee because the Board of Directors has determined that Mr. Fitzgerald's membership on the Audit Committee is required by the best interests of EMC and its stockholders. The Board of Directors believes that Mr. Fitzgerald is particularly well suited to serve on the Audit Committee. He served as principal financial officer of EMC from 1985 to 1988 and as chief financial officer of EMC from 1988 to 1995, thereby gaining unparalleled knowledge and understanding of the complex worldwide business and financial operations of EMC. Furthermore, Mr. Fitzgerald has maintained his independence from EMC since his retirement as an employee of EMC in 1995. As a result, the Board of Directors believes that Mr. Fitzgerald is in a unique position to fulfill his oversight duties and responsibilities on the Audit Committee. The Board of Directors has determined, in accordance with the rules of the SEC, that each of Ms. Deegan and Mr. Fitzgerald is an "audit committee financial expert."

        The Compensation Committee held ten meetings in 2002. This committee recommends compensation for non-employee directors, evaluates and sets compensation for the Executive Chairman and Chief Executive Officer, oversees the compensation program for certain executive officers and monitors all general compensation programs. This committee also approves all transactions under EMC's stock option plans and has the authority to administer and interpret the provisions of these option plans as well as EMC's employee stock purchase plan and the Deferred Compensation Plan. The full Board of Directors ratifies and approves all grants to Section 16 reporting persons under the 1985 Plan, 1993 Plan and 2001 Plan.

        The Mergers and Acquisitions Committee held three meetings in 2002. This committee reviews with EMC management potential acquisitions and investments.

        The Stock Repurchase and Bond Redemption Oversight Committee held one meeting and conferred informally from time to time in 2002. This committee oversees and reviews with management any common stock repurchase program which may exist from time to time, and the redemption of any of EMC's bonds or convertible notes which may be outstanding from time to time.

Director Compensation

        EMC compensates each Director who is not an employee of the Company as follows: $30,000 per annum; $3,000 for each regularly scheduled Board of Directors' meeting attended; $1,500 for each telephonic meeting in which a Director participates; $10,000 per annum if the Director serves as Chair of the Audit Committee; $5,000 per annum if the Director serves as Chair of a committee other than the Audit Committee; $1,000 for each regularly scheduled committee meeting attended; and $750 for each telephonic committee meeting in which a Director participates.

        Under EMC's 1992 Directors Plan, as amended (the "Directors Plan"), each Eligible Director (as defined below) is awarded an option to purchase up to 40,000 shares of Common Stock on the date he or she first becomes an Eligible Director, subject to the conditions of the plan (a "formula option"). An Eligible Director is any director who (1) is not an employee of EMC; and/or (2) is not a five percent stockholder of EMC or a person in control of such a stockholder. The exercise price for each option granted under the Directors Plan is the price per share determined by the Compensation Committee or the Board of Directors at the time the option is granted, which price shall not be less than 50% of the fair market value per share of Common Stock on the date of grant. Formula options become exercisable in annual one-third increments on the first three anniversaries of the date of grant. The Directors Plan also provides for the granting of discretionary, non-formula based options to Eligible Directors. Such non-formula based options may be on terms determined by the Compensation Committee or the Board of Directors not inconsistent with the Directors Plan.

        On January 16, 2002, pursuant to the Directors Plan, Windle B. Priem received a grant of options to purchase 40,000 shares of Common Stock at an exercise price equal to $15.60, the fair market value of a share of Common Stock on the grant date.

        On July 9, 2002, pursuant to the Directors Plan, Gail Deegan received a grant of options to purchase 40,000 shares of Common Stock at an exercise price equal to $7.67, the fair market value of a share of Common Stock on the grant date.

        October 25, 2002, pursuant to the Directors Plan, John R. Egan received a grant of options to purchase 40,000 shares of Common Stock at an exercise price equal to $5.42, the fair market value of a share of Common Stock on the grant date.

        Directors are eligible to participate in EMC's Executive Deferred Compensation Retirement Plan, a non-qualified retirement savings plan. Under the plan, a director may elect to defer director's fees and gains from the exercise of stock options.

STOCK PRICE PERFORMANCE GRAPH

Comparison of Five Year Cumulative Total Return*
Among EMC Corporation, S&P 500 Index and
Peer Group SIC Code 3572 (Computer Storage Devices) Index**

      *
      $100 invested on December 31, 1997 in EMC Common Stock, S&P 500 Index and the peer group index, including reinvestment of dividends, if any.

      **
      28 companies comprise the peer group. EMC will provide a list of the peer group companies to stockholders upon request.

      Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

	1997	1998	1999	2000	2001	2002
EMC	$100.0	$309.80	$796.37	$969.49	$202.90	$92.69
S&P 500 Index	$100.0	$128.58	$155.63	$141.46	$124.66	$97.12
Peer Group Index	$100.0	$184.67	$440.18	$496.18	$134.40	$70.57

STOCKHOLDER PROPOSALS

        To be eligible for inclusion in EMC's Proxy Statement for the 2004 Annual Meeting of Stockholders, stockholder proposals must be received at EMC's principal executive offices no later than November 22, 2003.

INDEPENDENT PUBLIC ACCOUNTANTS

        The following is a summary of the fees incurred by EMC for the services of PricewaterhouseCoopers LLP in 2002 and 2001.

	Audit Fees	Audit-Related Fees(1)	Tax Fees(2)	All Other Fees(3)
2002	$2,575,557	$205,218	$2,170,328	$—
2001	$2,441,654	$278,545	$2,167,138	$26,325

(1)
Includes employee benefit plan compliance and other technical, financial reporting and compliance services in 2002 and 2001 as well as acquisition-related services in 2001.

(2)
Includes tax compliance and tax consulting services in 2002 and 2001.

(3)
Includes immigration assistance and other miscellaneous items in 2001. Note that there were no fees incurred by EMC in 2002 or 2001 for financial information systems design or implementation.

Pre-Approval of Non-Audit Services

        The Audit Committee semi-annually pre-approves, up to an aggregate dollar amount and individual dollar amount per engagement, the engagement of PWC to perform non-audit services in the following categories: tax-compliance, tax consulting, employee benefit plan compliance, stock option plan compliance and other technical, financial reporting and compliance services. The Audit Committee has delegated to its Chairman the authority to pre-approve non-audit services for a specific engagement in excess of the individual dollar limit noted above, provided that any decisions of the Chairman to pre-approve non-audit services shall be presented to the Audit Committee at its next scheduled meeting. During the third and fourth quarters of 2002, all non-audit services were pre-approved by the Audit Committee in accordance with the policy set forth above.

        EMC expects that representatives of PWC will be present at the Annual Meeting, and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires EMC's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with all copies of Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, EMC believes that during the fiscal year ended December 31, 2002, all filing requirements were complied with in a timely fashion.

HOUSEHOLDING

        If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as "householding." If you received a householding communication, your broker will send one copy of EMC's 2003 Proxy Statement and Annual Report on Form 10-K for 2002 to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save EMC the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

        You may revoke your consent to householding at any time by calling 800-542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to EMC Corporation, Investor Relations, 176 South Street, Hopkinton, MA 01748 or contact EMC Investor Relations at 508-293-6313.

EXHIBIT A

EMC CORPORATION

2003 STOCK PLAN

1.    Definitions.

        As used herein, the following words or terms have the meanings set forth below.

        1.1    "Award" means Options, Restricted Stock or Restricted Stock Units, or any combination thereof.

        1.2    "Board of Directors" means the Board of Directors of the Company.

        1.3    "Code" means the U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

        1.4    "Committee" means the Committee appointed by the Board of Directors to administer the Plan or the Board of Directors as a whole if no appointment is made, provided that, if any member of the Committee does not qualify as both an outside director for purposes of Section 162(m) of the Code and a non-employee director for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee of the Committee to act as the Committee for purposes of granting or approving the payment of any Awards.

        1.5    "Common Stock" means the common stock, par value $.01 per share, of the Company.

        1.6    "Company" means EMC Corporation, a corporation established under the laws of The Commonwealth of Massachusetts.

        1.7    "Fair Market Value" in the case of a share of Common Stock on a particular date, means the fair market value as determined from time to time by the Board of Directors or, where appropriate, by the Committee, taking into account all information which the Board of Directors, or the Committee, considers relevant.

        1.8    "Incentive Stock Option" means an Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

        1.9    "Option" means a stock option entitling the holder to acquire shares of Common Stock upon payment of the exercise price.

        1.10    "Participant" means a person who is granted an Award under the Plan.

        1.11    "Performance Award" means an Award granted by the Committee pursuant to Section 6.11.

        1.12    "Performance Criteria" means any or any combination of the following areas of performance (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, geographical, project, product or individual basis or in combinations thereof): sales; revenues; assets; expenses; income; profit margins; earnings before or after any deductions and whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory; organizational realignments; infrastructure changes; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of products or services; customer acquisition or retentions; acquisitions or divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split ups and the like; reorganizations; strategic investments or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. Performance Criteria and any Performance Goals with respect thereto need not be based upon any increase, a positive or improved result or avoidance of loss.

        1.13    "Performance Goal" means an objectively determinable performance goal established by the Committee with respect to a given Performance Award that relates to one or more Performance Criteria.

        1.14    "Performance Period" means a time period (which may be subdivided into performance cycles of no less than three months) during which the Performance Goals established in connection with Performance Awards must be met. Performance Periods shall, in all cases, exceed three (3) months in length.

        1.15    "Plan" means the EMC Corporation 2003 Stock Plan, as from time to time amended and in effect.

        1.16    "Restricted Stock" means Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of specified conditions.

        1.17    "Restricted Stock Unit" means a right to receive Common Stock in the future, with the right to future delivery of the Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of specified conditions.

        1.18    "Service Relationship" means (a) for an employee of the Company or its Subsidiaries, such person's employment relationship with the Company or its Subsidiaries, and (b) for a consultant or advisor of the Company or its Subsidiaries, such person's consulting or advisory relationship with the Company or its Subsidiaries.

        1.19    "Stock Award" means an Award of Restricted Stock or Restricted Stock Units, or any combination thereof.

        1.20    "Subsidiary" or "Subsidiaries" means a corporation or corporations in which the Company owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock.

        1.21    "Ten Percent Stockholder" means any person who, at the time an Award is granted, owns or is deemed to own stock (as determined in accordance with Sections 422 and 424 of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or a subsidiary.

2.    Purpose.

        The Plan has been established to advance the interests of the Company by providing for the grant to Participants of incentive Awards.

3.    Administration.

        3.1    The Plan shall be administered by the Committee and, to the extent provided herein, the Board of Directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

        3.2    Subject to the provisions set forth herein, the Committee shall have full authority to determine the provisions of Awards to be granted under the Plan. Subject to the provisions set forth herein, the Committee shall have full authority to interpret the terms of the Plan and of Awards granted under the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan.

        3.3    The decision of the Committee or the Board of Directors, as applicable, on any matter as to which the Committee or the Board of Directors, as applicable, is given authority under Section 3.2 shall be final and binding on all persons concerned.

        3.4    Nothing in the Plan shall be deemed to give any officer or employee, or his legal representatives or assigns, any right to participate in the Plan, except to such extent, if any, as the Committee or the Board, as applicable, may have determined or approved pursuant to the provisions of the Plan.

4.    Shares Subject to the Plan; Limitations.

        4.1    Number of Shares.    The maximum number of shares of Common Stock that may be delivered in satisfaction of Awards granted under the Plan shall be 50,000,000, subject to adjustment in accordance with the provisions of Section 7.1 (such shares may hereinafter be referred to as the "Authorized Shares"). In applying this limitation, the number of shares delivered upon exercise of an Award shall be determined net of any shares actually or constructively transferred by the Award holder to the Company (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price or tax withholding.

        4.2    Reacquired Shares.    If any Award granted under the Plan terminates without having been exercised in full (including an Award which terminates by agreement between the Company and the Participant), or if shares of Common Stock are reacquired by the Company upon the rescission of an exercise of an Award, the number of shares of Common Stock as to which an Award has not been exercised prior to termination, or has been reacquired upon the rescission of an Award, shall be available for future grant within the limits set forth in Section 4.1.

        4.3    Type of Shares.    Common Stock delivered by the Company under the Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company. No fractional shares of Common Stock will be delivered under the Plan.

        4.4    Limit on Shares for Stock Awards.    No more than twenty percent (20%) of the Authorized Shares may be issued pursuant to Stock Awards.

        4.5    Limit on Shares for Performance Awards.    No more than 2,000,000 shares may be allocated to the Performance Awards that are granted to any individual Participant during any 12 month period. This limit shall not be adjusted by the cancellation, forfeiture, termination, expiration, or lapse of any Performance Award prior to its payment.

5.    Eligibility and Participation.

        The Committee will select Participants from among those key employees of, and consultants and advisors to, the Company or its Subsidiaries who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company and its Subsidiaries. Eligibility for Incentive Stock Options is limited to employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code.

6.    Awards.

        6.1    General.    The Plan provides for the grant of Awards, which may be in the form of Options, Restricted Stock and Restricted Stock Units. The Committee will determine the terms and conditions of all Awards, subject to the limitations provided herein. The Plan also provides for the grant of Performance Awards under Section 6.11. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, grant Awards under the Plan containing performance-related goals that do not constitute Performance Awards, do not comply with Section 6.11, are not subject to the limitation set forth in Section 4.5, and are not granted or administered to comply with the requirements of Section 162(m) of the Code.

        6.2    Participants.    From time to time while the Plan is in effect, the Committee may, in its absolute discretion, select from among the persons eligible to receive Awards (including persons to whom Awards were previously granted) those Participants to whom Awards are to be granted.

        6.3    Award Agreements.    Each Award granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve. Award agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of an Incentive Stock Option, the Award agreement shall contain such provisions relating to exercise and other matters as are required of "incentive stock options" under the Code. Award agreements may be evidenced by an electronic transmission (including an e-mail or reference to a website or other URL) sent to the Participant through the Company's normal process for communicating electronically with its employees. As a condition to receiving an Award, the Committee may require the proposed Participant to affirmatively accept the Award and agree to the terms and conditions set forth in the Award agreement by physically and/or electronically executing the Award agreement or by otherwise physically and/or electronically acknowledging such acceptance and agreement. With or without such affirmative acceptance, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Participant may be deemed to have accepted the Award and agreed to the terms and conditions set forth in the Award agreement.

        6.4    Non-Transferability of Awards.    No Award may be transferred by the Participant otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the Participant's lifetime the Award may be exercised only by him or her; provided, however, that the Committee, in its discretion, may allow for transferability of Awards by the Participant to "Immediate Family Members." "Immediate Family Members" means children, grandchildren, spouse or common law spouse, siblings or parents of the Participant or to bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the Participant. Any Awards that are transferable are further conditioned on the Participant and Immediate Family Members agreeing to abide by the Company's then current Award transfer guidelines.

        6.5    Exercise; Vesting; Lapse of Restrictions.    The Committee may determine the time or times at which (a) an Award will become exercisable, (b) an Award will vest or (c) the restrictions to which an Award is subject will lapse. In the case of an Award that becomes exercisable, vests or has restrictions which lapse in installments, the Committee or the Board of Directors may later determine to accelerate the time at which one or more of such installments may become exercisable or vest or at which one or more restrictions may lapse.

          6.5.1    Determination of the Exercise Price.    The Committee will determine the exercise price, if any, of each Award requiring exercise. Notwithstanding the foregoing, the exercise price per share of Common Stock for an Option shall be not less than 100% (110% in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) of the Fair Market Value per share on the date the Option is granted.

          6.5.2    Additional Conditions.    The Committee or the Board of Directors may at the time of grant condition the exercise of an Award upon agreement by the Participant to subject the Common Stock to any restrictions on transfer or repurchase rights in effect on the date of exercise, upon representations regarding the continuation of a Service Relationship and upon other terms not inconsistent with this Plan. Any such conditions shall be set forth in the Award agreement or other document evidencing the Award.

          6.5.3    Manner of Exercise.    Any exercise of an Award shall be in writing signed by the proper person and delivered or mailed to the office of Stock Option Administration of the Company, accompanied by an appropriate exercise notice and payment in full for the number of shares in respect to which the Award is exercised, or in such other manner as may be from time to time prescribed by the Committee, including, without limitation, pursuant to electronic, telephonic or other instructions to a third party administrating the Plan. In the event an Award is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Award has been transferred by the Participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock thereunder until the Company is satisfied that the person or persons exercising the Award is or are the duly appointed executor or administrator of the deceased Participant or the person or persons to whom the Award has been transferred by the Participant's will or by the applicable laws of descent and distribution.

          6.5.4    Payment of Exercise Price.    Where the exercise of an Award is to be accompanied by payment, the Committee may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Committee, or, if so permitted by the Committee, (i) through the delivery of shares of Common Stock that have been outstanding for at least six months (unless the Committee approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Committee, (iii) through a broker-assisted exercise program acceptable to the Committee, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Common Stock issued under an Award are part of an original issue of shares, the Award will require that at least so much of the exercise price as equals the par value of such shares be paid in a type of consideration that is lawful for the payment of par value under applicable law. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Committee may prescribe.

          6.5.5    Period of Awards.    An Award shall be exercisable during such period of time as the Committee may specify, but in the case of an Incentive Stock Option not after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the Option is granted.

        6.6    Termination of Awards.    Unless the Award by its terms or the Committee or Board of Directors by resolution shall expressly provide otherwise:

          6.6.1    Termination of a Participant's Service Relationship by Reason of Death.    If a Participant's Service Relationship terminates by reason of death, (a) all Options held by the Participant shall vest fully on the date that the Participant's Service Relationship terminates by reason of death without regard to whether any applicable vesting requirements have been fulfilled, and (b) all Stock Awards held by the Participant shall vest fully on the date that the Participant's Service Relationship terminates by reason of death without regard to whether any applicable vesting requirements have been fulfilled and/or all restrictions shall fully lapse as of such date without regard to whether any applicable requirements have been fulfilled. All Awards may be exercised by the Participant's executor or administrator or the person or persons to whom the Awards are transferred by will or the applicable laws of descent and distribution at any time or times within three years after the date of the Participant's death. Unexercised Options shall expire automatically at the end of such three-year period.

          6.6.2    Termination of a Participant's Service Relationship by Reason of Disability.    If a Participant's Service Relationship terminates by reason of "Disability" (as defined below), (a) all Options held by the Participant shall vest fully on the date that the Participant's Service Relationship terminates by reason of Disability (the "Disability Date") without regard to whether any applicable vesting requirements have been fulfilled, and (b) all Stock Awards held by the Participant shall vest fully on the Disability Date without regard to whether any applicable vesting requirements have been fulfilled and/or all restrictions shall fully lapse as of such date without regard to whether any applicable requirements have been fulfilled. All such Options may be exercised by the Participant at any time or times within three years after the Disability Date. Unexercised Options shall expire automatically at the end of such three-year period. Notwithstanding the foregoing, in the event the Participant fails to exercise an Incentive Stock Option within twelve months after the Disability Date, such Option shall remain exercisable at any time or times within three years after the Disability Date but will be treated as an Option that does not qualify as an Incentive Stock Option. "Disability" means the disability of the Participant within the meaning of Section 22(e)(3) of the Code.

          6.6.3    Termination of a Participant's Service Relationship by Reason of Retirement.    If a Participant's Service Relationship terminates by reason of "Retirement" (as defined below), (a) all Options held by the Participant shall continue to vest and be exercisable in accordance with the terms and conditions thereof as if the Participant's Service Relationship had not terminated, and (b) all Stock Awards held by the Participant shall continue to vest and/or be subject to applicable restrictions and the requirements for the lapse thereof in accordance with the terms and conditions of the Stock Awards as if the Participant's Service Relationship had not terminated. Notwithstanding the foregoing, if (a) an Option provides for vesting or exercisability upon the fulfillment or satisfaction of certain specified goals or conditions (other than time-based vesting or restrictions), or (b) a Stock Award provides for vesting or the lapse of restrictions upon the fulfillment or satisfaction of certain specified goals or conditions (other than time-based vesting or restrictions), then subsequent to the Retirement Date, the unvested or restricted portion of an Award shall no longer be subject to such vesting or lapse of restrictions based upon such specified goals or conditions and instead shall be subject only to the time-based vesting or restrictions set forth in the Award. All Awards may be exercised by the Participant at any time or times in accordance with the terms and conditions thereof (including any applicable vesting schedule or restrictions). Notwithstanding the foregoing, in the event the Participant fails to exercise an Incentive Stock Option within three months after the Retirement Date, such Option shall remain exercisable but will be treated as an Option that does not qualify as an Incentive Stock Option. "Retirement" means the voluntary retirement by a Participant from service as an employee of, or consultant or advisor with, the Company or any of its Subsidiaries (i) after the Participant has attained at least fifty-five years of age and at least five years of continuous service as an employee of, or consultant or advisor with, the Company or any of its Subsidiaries or (ii) after the Participant has attained at least twenty years of continuous service as an employee of, or consultant or advisor with, the Company or any of its Subsidiaries.

          6.6.4    Termination of a Participant's Service Relationship for any Other Reason.    If a Participant's Service Relationship terminates for any reason other than his death, Disability or Retirement, all Awards held by the Participant shall thereupon expire at 5 p.m. United States eastern time on the date of termination unless the Award by its terms, or the Committee or the Board of Directors by resolution, shall expressly allow the Participant to exercise any or all of the Awards held by him after termination; provided, that notwithstanding any such express allowance, any such Award which is an Incentive Stock Option and remains exercisable after termination shall be treated as an Option that does not qualify as an Incentive Stock Option after three months following such termination. The Company shall have the sole discretion to set the date of termination for purposes of the Plan, without regard to any notice period or other obligation under the applicable laws of the jurisdiction where the Participant is employed or engaged. If the Committee or the Board of Directors so decides, an Award may provide that a leave of absence granted by the Company or any Subsidiary is not a termination of a Service Relationship for the purpose of this Section 6.6.4, and in the absence of such a provision the Committee may in any particular case determine that such a leave of absence is not a termination of a Service Relationship for such purpose. The Committee shall also determine all matters relating to whether a Service Relationship is continuous, including, for example and without limitation, in the event the Service Relationship changes from an employment relationship to a consulting or advisory relationship.

          6.6.5    The provisions of Sections 6.6.1, 6.6.2 and 6.6.3 shall not apply to Awards held by a Participant who engages or has engaged in Detrimental Activity (as defined in Section 6.7).

          6.6.6    Notwithstanding anything in this Section 6.6 to the contrary, (i) no Award granted under the Plan may be exercised beyond the date on which such Award would otherwise expire pursuant to the terms thereof, and (ii) no Incentive Stock Option granted under the Plan may be exercised after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the Incentive Stock Option was granted.

        6.7    Cancellation and Rescission of Awards.    The following provisions of this Section 6.7 shall apply to Awards granted to (i) Participants who are classified by the Company or a Subsidiary as an executive officer, senior officer, or officer (collectively, an "Officer") of the Company or a Subsidiary; and (ii) certain other Participants designated by the Committee or the Board of Directors to be subject to the terms of this Section 6.7 (such designated Participants together with Officers referred to collectively as "Senior Participants"). The Committee or the Board of Directors may cancel, rescind, suspend or otherwise limit or restrict any unexpired Award at any time if the Senior Participant engages in "Detrimental Activity" (as defined below). Furthermore, in the event a Senior Participant engages in Detrimental Activity at any time prior to or during the six months after any exercise of an Award, lapse of a restriction under an Award or delivery of Common Stock pursuant to an Award, such exercise, lapse or delivery may be rescinded until the later of (i) two years after such exercise, lapse or delivery or (ii) two years after such Detrimental Activity. Upon such rescission, the Company at its sole option may require the Senior Participant to (i) deliver and transfer to the Company the shares of Common Stock received by the Senior Participant upon such exercise, lapse or delivery, (ii) pay to the Company an amount equal to any realized gain received by the Senior Participant from such exercise, lapse or delivery, or (iii) pay to the Company an amount equal to the market price (as of the exercise, lapse or delivery date) of the Common Stock acquired upon such exercise, lapse or delivery minus the respective price paid upon exercise, lapse or delivery, if applicable. The Company shall be entitled to set-off any such amount owed to the Company against any amount owed to the Senior Participant by the Company. Further, if the Company commences an action against such Senior Participant (by way of claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that such Senior Participant engaged in Detrimental Activity or otherwise violated this Section 6.7, the Senior Participant shall reimburse the Company for all costs and fees incurred in such action, including but not limited to, the Company's reasonable attorneys' fees. As used in this Section 6.7, "Detrimental Activity" shall include: (i) the failure to comply with the terms of the Plan or certificate or agreement evidencing the Award; (ii) the failure to comply with any term set forth in the Company's Key Employee Agreement (irrespective of whether the Senior Participant is a party to the Key Employee Agreement); (iii) any activity that results in termination of the Senior Participant's Service Relationship for cause; (iv) a violation of any rule, policy, procedure or guideline of the Company; or (v) the Senior Participant being convicted of, or entering a guilty plea with respect to a crime whether or not connected with the Company.

        6.8    Tax Withholding.

          6.8.1    In the case of an Award that is not an Incentive Stock Option, the Committee shall have the right to require the individual exercising the Award to remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or to make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Common Stock pursuant to the exercise of the Award. In the case of an Incentive Stock Option, if at the time the Incentive Stock Option is exercised the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Common Stock received upon exercise, the Committee may require as a condition of exercise that the individual exercising the Incentive Stock Option agree (i) to inform the Company promptly of any disposition (within the meaning of Section 422(a)(1) of the Code and the regulations thereunder) of Common Stock received upon exercise, and (ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

          6.8.2    In the case of an Award that is exercised by an individual that is subject to taxation in a foreign jurisdiction, the Committee shall have the right to require the individual exercising the Award to remit to the Company an amount sufficient to satisfy any tax or withholding requirement of that foreign jurisdiction (or to make other arrangements satisfactory to the Company with regard to such taxes prior to the delivery of any Common Stock pursuant to the exercise of the Award).

        6.9    Options.

          6.9.1    No Incentive Stock Option may be granted under the Plan after January 29, 2013, but Incentive Stock Options previously granted may extend beyond that date.

          6.9.2    Each eligible Participant may be granted Incentive Stock Options only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any related corporation, such Incentive Stock Options do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in Fair Market Value (determined at the time the Incentive Stock Options were granted) of Common Stock in that year. Any Options granted to an employee in excess of such amount will be granted as non-qualified Options.

        6.10    Stock Awards.

          6.10.1    Rights as a Stockholder.    Subject to any restrictions applicable to the Award, the Participant holding Restricted Stock, whether vested or unvested, shall be entitled to enjoy all stockholder rights with respect to such Restricted Stock, including the right to receive dividends and to vote the shares.

          6.10.2    Stock Certificates; Legends.    Certificates representing shares of Restricted Stock shall bear an appropriate legend referring to the restrictions to which they are subject, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. The certificates representing shares of Restricted Stock may be held by the Company until the restrictions to which they are subject are satisfied.

          6.10.3    Time-Based Vesting.    Subject to Section 7.2, Stock Awards that vest by the passage of time only shall not vest fully in less than three (3) years after the date of grant.

        6.11    Performance Awards.

          6.11.1    Recipients of Performance Awards.    The Committee may grant Performance Awards to any Participant. Each Performance Award shall contain the Performance Goals for the Award, including the Performance Criteria, the target and maximum amounts payable, and such other terms and conditions of the Performance Award as the Committee in its discretion establishes. In the case of Performance Awards to any Participant whom the Committee determines is or may become a "covered employee" within the meaning of Section 162(m) of the Code during the Performance Period or before payment of the Performance Award, each such Performance Award may, in the Committee's sole discretion, be granted and administered to comply with the requirements of Section 162(m) of the Code. Each such Performance Award to a covered employee shall be confirmed by, and be subject to, a Performance Award agreement.

          6.11.2    Establishment of Performance Goals.    The Committee shall establish the Performance Goals for Performance Awards. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Awards. The Committee may increase, but not decrease, any Performance Goal during a Performance Period for any "covered employee" within the meaning of Section 162(m) of the Code. The Performance Goals for any Performance Award for any such "covered employee" shall be made not later than 90 days after the start of the Performance Period to which the Performance Award relates and (for Performance Periods shorter than one year) prior to the completion of 25 percent (25%) of such period.

          6.11.3    No Discretion to Increase Performance Awards.    The Committee shall establish for each Performance Award the amount of Common Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. The Committee shall make all determinations regarding the achievement of any Performance Goals. The Committee may not increase the Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals, but may reduce or eliminate the payments, except as provided in the terms of the Performance Award.

          6.11.4    Certification of Achievement of Performance Goals.    The actual payments of Common Stock to a Participant under a Performance Award will be calculated by applying the achievement of Performance Criteria to the Performance Goal. In the case of any Performance Award to a "covered employee" within the meaning of Section 162(m) of the Code, the Committee shall make all calculation of actual payments of Common Stock and shall certify in writing prior to the payment of the Performance Award the extent, if any, to which the Performance Goals have been met; provided, however, that the Committee shall not be required to certify the extent to which the Performance Goals have been met if the payments under the Performance Award are attributable solely to the increase in the price of the Common Stock.

          6.11.5    Timing of Payment of Performance Awards.    Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The Committee may permit the Participants to elect to defer, or the Committee may require the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

        6.12    Authority of the Committee.    Subject to the provisions of Section 9, the Committee shall have the authority, either generally or in any particular instance, to waive compliance by a Participant with any obligation to be performed by him under an Award and to waive any condition or provision of an Award, except that the Committee may not (a) increase the total number of shares covered by any Incentive Stock Option (except in accordance with Section 7), (b) reduce the exercise price per share of any Incentive Stock Option (except in accordance with Section 7) or (c) extend the term of any Incentive Stock Option to more than ten years.

        6.13    Listing of Common Stock, Withholding and Other Legal Requirements.    The Company shall not be obligated to deliver any Common Stock until all federal, state and international laws and regulations which the Company may deem applicable have been complied with, nor, in the event the outstanding Common Stock is at the time listed upon any stock exchange, until the stock to be delivered has been listed or authorized to be added to the list upon official notice of issuance to such exchange. In addition, if the shares of Common Stock subject to any Award have not been registered in accordance with the Securities Act of 1933, as amended, the Company may require the person or persons who wishes or wish to exercise such Award to make such representation or agreement with respect to the sale of Common Stock acquired on exercise of the Award as will be sufficient, in the opinion of the Company's counsel, to avoid violation of said Act, and may also require that the certificates evidencing said Common Stock bear an appropriate restrictive legend.

7.    Effect of Certain Transactions.

        7.1    Changes to Common Stock.    In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock that becomes effective after the adoption of the Plan by the Board of Directors, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock for which Awards may thereafter be granted hereunder, (ii) the number and kind of shares of stock remaining subject to each Award outstanding at the time of such change and (iii) the exercise price of each Award, if applicable. The Committee's determination shall be binding on all persons concerned. References in the Plan to shares of Common Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.1.

        7.2    Merger or Consolidation.    Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), any Award granted hereunder shall pertain and apply to the securities which a holder of the number of shares of stock of the Company then subject to the Award is entitled to receive, but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are so converted or exchanged shall cause every Award hereunder to terminate; provided that if any such dissolution, liquidation, merger or consolidation is contemplated, the Company shall either (a) arrange for any corporation succeeding to the business and assets of the Company to issue to the Participants replacement Awards (which, in the case of Incentive Stock Options, satisfy, in the determination of the Committee, the requirements of Section 424 of the Code) on such corporation's stock which will to the extent possible preserve the value of the outstanding Awards or (b) shall make the outstanding Awards fully exercisable or cause all of the applicable restrictions to which outstanding Stock Awards are subject to lapse, in each case, on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following the exercise of the Award or the issuance of shares of Common Stock, as the case may be, to participate as a stockholder in any such dissolution, liquidation, merger or consolidation and the Award will terminate upon consummation of any such transaction. The existence of the Plan shall not prevent any such change or other transaction and no Participant hereunder shall have any right except as herein expressly set forth.

8.    Rights to a Service Relationship.

        Neither the adoption of the Plan nor any grant of Awards confers upon any employee, consultant or advisor of the Company or a Subsidiary any right to the continuation of a Service Relationship with the Company or a Subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the Service Relationship of any of those persons at any time.

9.    Discontinuance, Cancellation, Amendment and Termination.

        The Committee or the Board of Directors may at any time discontinue granting Awards under the Plan and, with the consent of the Participant, may at any time cancel an existing Award in whole or in part and grant another Award to the Participant for such number of shares as the Committee or the Board of Directors specifies. The Committee or the Board of Directors may at any time or times amend the Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law or may at any time terminate the Plan as to any further grants of Awards; provided, however, that no such amendment shall without the approval of the stockholders of the Company (a) materially amend the Plan, (b) increase the Authorized Shares available under the Plan, (c) change the group of persons eligible to receive Awards under the Plan, (d) reprice any outstanding Options or reduce the price at which Options may be granted (including any tandem cancellation and regrant or any other amendment or action that would have substantially the same effect as reducing the exercise price of outstanding Options), (e) extend the time within which Awards may be granted, (f) alter the Plan in such a way that Incentive Stock Options granted or to be granted hereunder would not be considered incentive stock options under Section 422 of the Code, or (g) amend the provisions of this Section 9, and no such amendment shall adversely affect the rights of any Participant (without his consent) under any Award previously granted.

10.  Effective Date.

        The Plan will become effective immediately upon its approval by the stockholders of the Company at the Annual Meeting on May 7, 2003.

11.  Liability of the Company.

        By accepting any benefits under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated acceptance and ratification to, and consented to, any action taken or made under the Plan by the Company, including, without limitation, the Board of Directors and the Committee. No Participant or any person claiming under or through a Participant shall have any right or interest, whether vested or otherwise, in the Plan or any Award hereunder, contingent or otherwise, unless and until such Participant shall have complied with all of the terms, conditions and provisions of the Plan and any Award agreement related thereto. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall be liable to any Participant or any other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Option granted hereunder does not qualify for tax treatment as an "incentive stock option" under Section 422 of the Code.

12.  Unfunded Plan.

        Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards, any such accounts will be used merely as an administrative convenience. Except for the holding of Restricted Stock in escrow, the Company shall not be required to segregate any assets that may at any time be represented by Awards, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board of Directors or the Committee be deemed to be a trustee of Common Stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

13.  Jurisdiction and Governing Law.

        The parties submit to the exclusive jurisdiction and venue of the federal or state courts of The Commonwealth of Massachusetts to resolve issues that may arise out of or relate to the Plan or the same subject matter. The Plan shall be governed by the laws of The Commonwealth of Massachusetts, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

14.  Foreign Jurisdictions.

        To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders. The Committee shall also have the authority and discretion to delegate the foregoing powers to appropriate officers of the Company.

EXHIBIT B

EMC CORPORATION

1989 EMPLOYEE STOCK PURCHASE PLAN

as amended January 29, 2003

Section 1. Purpose of Plan

        The EMC Corporation 1989 Employee Stock Purchase Plan (the "Plan") is intended to provide a method by which eligible employees of EMC Corporation and its subsidiaries (collectively, the "Company") may use voluntary, systematic payroll deductions to purchase the Company's common stock, $.01 par value, ("stock") and thereby acquire an interest in the future of the Company. For purposes of the Plan, a subsidiary is any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock unless the Board of Directors of the Company (the "Board of Directors") determines that employees of a particular subsidiary shall not be eligible.

Section 2. Options to Purchase Stock

        Under the Plan as now amended, no more than 73,000,000* shares are available for purchase (subject to adjustment as provided in Section 16) pursuant to the exercise of options ("options") granted under the Plan to employees of the Company ("employees"). The stock to be delivered upon exercise of options under the Plan may be either shares of the Company's authorized but unissued stock, or shares of reacquired stock, as the Board of Directors shall determine.

Section 3. Eligible Employees

        Except as otherwise provided in Section 20, each employee who has completed three months or more of continuous service in the employ of the Company shall be eligible to participate in the Plan.

Section 4. Method of Participation

        The periods January 1 to June 30 and July 1 to December 31 of each year shall be option periods. Each person who will be an eligible employee on the first day of any option period may elect to participate in the Plan by executing and delivering, at least one business day prior to such day, a payroll deduction authorization in accordance with Section 5. Such employee shall thereby become a participant ("participant") on the first day of such option period and shall remain a participant until his or her participation is terminated as provided in the Plan.

Section 5. Payroll Deductions

        The payroll deduction authorization shall request withholding, at a rate of not less than 2% nor more than 15% from the participant's compensation (subject to a maximum of $7,500 per option period), by means of substantially equal payroll deductions over the option period; provided, however, that in the event any amount remaining in a participant's withholding account at the end of an option period (which would be equal to a fractional share) is rolled over to the opening balance in a participant's withholding account for the next option period pursuant to Section 8 below (a "rollover"), such amount will be applied to the last payroll deduction for the next option period, thereby reducing the amount of that payroll deduction; further provided that the maximum of $7,500 per option period shall be reduced by the amount of any rollover. For purposes of the Plan, "compensation" shall mean all cash compensation paid to the

*
Subject to stockholder approval.

participant by the Company. A participant may elect to change the withholding rate of his or her payroll deduction authorization by written notice delivered to the Company at least one business day prior to the first day of the option period as to which the change is to be effective. Following delivery to the Company of any payroll deduction authorization or any election to change the withholding rate of a payroll deduction authorization, appropriate payroll deductions or changes thereto shall commence as soon as reasonably practicable. All amounts withheld in accordance with a participant's payroll deduction authorization shall be credited to a withholding account for such participant.

Section 6. Grant of Options

        Each person who is a participant on the first day of an option period shall as of such day be granted an option for such period. Such option shall be for the number of shares of stock to be determined by dividing (a) the balance in the participant's withholding account on the last day of the option period by (b) the purchase price per share of the stock determined under Section 7, and eliminating any fractional share from the quotient. In the event that the number of shares then available under the Plan is otherwise insufficient, the Company shall reduce on a substantially proportionate basis the number of shares of stock receivable by each participant upon exercise of his or her option for an option period and shall return the balance in a participant's withholding account to such participant.

Section 7. Purchase Price

        The purchase price of stock issued pursuant to the exercise of an option shall be 85% of the fair market value of the stock at (a) the time of grant of the option or (b) the time at which the option is deemed exercised, whichever is less. "Fair market value" shall mean the fair market value as determined from time to time by the Board of Directors or, where appropriate, by the Committee (defined below), taking into account all information which the Board of Directors, or the Committee, considers relevant.

Section 8. Exercise of Options

        If an employee is a participant in the Plan on the last business day of an option period, he or she shall be deemed to have exercised the option granted to him or her for that period. Upon such exercise, the Company shall apply the balance of the participant's withholding account to the purchase of the number of whole shares of stock determined under Section 6, and as soon as practicable thereafter shall issue and deliver certificates for said shares to the participant. The balance, if any, of the participant's withholding account in excess of the total purchase price of the whole shares so issued shall be applied to the opening balance in his or her withholding account for the next option period. No fractional shares shall be issued hereunder.

        Notwithstanding anything herein to the contrary, the Company shall not be obligated to deliver any shares unless and until, in the opinion of the Company's counsel, all requirements of applicable federal and state laws and regulations (including any requirements as to legends) have been complied with, nor, if the outstanding stock is at the time listed on any securities exchange, unless and until the shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel.

Section 9. Interest

        No interest will be payable on withholding accounts.

Section 10. Cancellation and Withdrawal

        Effective January 1, 2002, on or prior to June 15 or December 15, as the case may be with respect to any applicable option period, a participant who holds an option under the Plan may cancel all (but not less than all) of his or her option by written notice delivered to the Company, in such form as the Company may prescribe. Any participant who delivers such written notice shall be deemed to have canceled his or her option, terminated his or her payroll deduction authorization with respect to the Plan and terminated his or her participation in the Plan, in each case, as of the date of such written notice. In the event that any June 15 or December 15, as the case may be with respect to the applicable option period, shall be a Saturday, Sunday or day on which banks in the Commonwealth of Massachusetts are required or permitted to close, a participant may cancel his or her option by written notice given on or prior to the last business day immediately preceding such date. Following delivery of any such notice, any balance in the participant's withholding account will be returned to such participant as soon as reasonably practicable. Any participant who has delivered such notice may elect to participate in the Plan in any future option period in accordance with the provisions of Section 4.

Section 11. Termination of Employment

        Except as otherwise provided in Section 12, upon the termination of a participant's employment with the Company for any reason whatsoever, he or she shall cease to be a participant, and any option held by him or her under the Plan shall be deemed cancelled, the balance of his or her withholding account shall be returned to him or her, and he or she shall have no further rights under the Plan. For purposes of this Section 11, a participant's employment will not be considered terminated in the case of sick leave or other bona fide leave of absence approved for purposes of this Plan by the Company or a subsidiary or in the case of a transfer to the employment of a subsidiary or to the employment of the Company.

Section 12. Death or Retirement of Participant

        In the event a participant holds any option hereunder at the time his or her employment with the Company is terminated (1) by his or her retirement with the consent of the Company, and such retirement is within three months of the time such option becomes exercisable, or (2) by his or her death, whenever occurring, then such participant (or his or her legal representative), may, by a writing delivered to the Company on or before the date such option is exercisable, elect either (a) to cancel any such option and receive in cash the balance in his or her withholding account, or (b) to have the balance in his or her withholding account applied as of the last day of the option period to the exercise of his or her option pursuant to Section 8, and have the balance, if any, in such account in excess of the total purchase price of the whole shares so issued returned in cash. In the event such participant (or his or her legal representative) does not file a written election as provided above, any outstanding option shall be treated as if an election had been filed pursuant to subparagraph 12(a) above.

Section 13. Participant's Rights Not Transferable, etc.

        All participants granted options under the Plan shall have the same rights and privileges. Each participant's rights and privileges under any option granted under the Plan shall be exercisable during his or her lifetime only by him or her, and shall not be sold, pledged, assigned, or otherwise transferred in any manner whatsoever except by will or the laws of descent and distribution. In the event any participant violates the terms of this Section, any options held by him or her may be terminated by the Company and, upon return to the participant of the balance of his or her withholding account, all his or her rights under the Plan shall terminate.

Section 14. Employment Rights

        Neither the adoption of the Plan nor any of the provisions of the Plan shall confer upon any participant any right to continued employment with the Company or a subsidiary or affect in any way the right of the Company to terminate the employment of such participant at any time.

Section 15. Rights as a Shareholder

        A participant shall have the rights of a shareholder only as to stock actually acquired by him or her under the Plan.

Section 16. Change in Capitalization

        In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation or other change in the Company's capital stock, the number and kind of shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted hereunder, the maximum number of shares or securities which may be delivered under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors, whose determination shall be binding on all persons. In the event of a consolidation or merger in which the Company is not the surviving corporation or in the event of the sale or transfer of substantially all the Company's assets (other than by the grant of a mortgage or security interest), all outstanding options shall thereupon terminate, provided that prior to the effective date of any such merger, consolidation or sale of assets, the Board of Directors shall either (a) return the balance in all withholding accounts and cancel all outstanding options, or (b) accelerate the exercise date provided for in Section 8, or (c) if there is a surviving or acquiring corporation, arrange to have that corporation or an affiliate of that corporation grant to the participants replacement options having equivalent terms and conditions as determined by the Board of Directors.

Section 17. Administration of Plan

        The Plan will be administered by the Board of Directors. The Board of Directors will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate hereunder, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Board of Directors shall be conclusive and shall bind all parties.

        The Board may, in its discretion, delegate its powers with respect to the Plan to an Employee Benefit Plan Committee or any other committee (the "Committee"), in which event all references to the Board of Directors hereunder, including without limitation the references in Section 17, shall be deemed to refer to the Committee. A majority of the members of any such Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

Section 18. Amendment and Termination of Plan

        The Board of Directors may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted herein) no such amendment will, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) change the conditions for eligibility under the Plan, or (d) amend the provisions of this Section 18 of the Plan, and no such amendment will adversely affect the rights of any participant (without his or her consent) under any option theretofore granted.

        The Plan may be terminated at any time by the Board of Directors, but no such termination shall adversely affect the rights and privileges of holders of the outstanding options.

Section 19. Approval of Shareholders

        The Plan shall be subject to the approval of the shareholders of the Company, which approval shall be secured within twelve months after the date the Plan is adopted by the Board of Directors. Notwithstanding any other provisions of the Plan, no option shall be exercised prior to the date of such approval.

Section 20. Limitations

        Notwithstanding any other provision of the Plan:

        (a)  An employee shall not be eligible to receive an option pursuant to the Plan if, immediately after the grant of such option to him or her, he or she would (in accordance with the provisions of Sections 423 and 425(d) of the Code) own or be deemed to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporation, as defined in Section 425 of the Code.

        (b)  No employee shall be granted an option under this Plan that would permit his or her rights to purchase shares of stock under this Plan of the Company to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time, as provided in Sections 423 and 425 of the Code.

        (c)  No employee shall be granted an option under this Plan that would permit him or her to withhold more than $7,500 in each option period or $15,000 per calendar year, less the amount of any rollover.

        (d)  No employee whose customary employment is 20 hours or less per week shall be eligible to participate in the Plan.

        (e)  No independent contractor shall be eligible to participate in the Plan.

Section 21. Jurisdiction and Governing Law

        The Company and each participant in the Plan submit to the exclusive jurisdiction and venue of the federal or state courts of the Commonwealth of Massachusetts to resolve issues that may arise out of or relate to the Plan or the same subject matter. The Plan shall be governed by the laws of the Commonwealth of Massachusetts, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

EMACM-PS-03

PROXY	PROXY

EMC CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 2003
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints William J. Teuber, Jr. and Paul T. Dacier, and each of them, proxies with full power of substitution to each, to represent and to vote at the Annual Meeting of Stockholders of EMC Corporation, a Massachusetts corporation, to be held on May 7, 2003, at 10:00 a.m., local time, at EMC's facility at 21 Coslin Drive, Southborough, Massachusetts, and at any adjournments thereof, all the shares of Common Stock, par value $.01 per share, of EMC that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of EMC. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

EMC CORPORATION

		THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.
		For ☐	Against ☐	Abstain ☐
Mark box at right if an address change has been noted on the reverse side of this card. ☐	3.	Proposal 3—To amend EMC's 1989 Employee Stock Purchase Plan to increase by 15,000,000 the number of shares available under such plan, as described in EMC's Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.	THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4.
			For ☐	Against ☐	Abstain ☐
1.	Proposal 1—Election of Directors: To elect the following nominees to the Board to serve a three-year term as Class I Directors.	4.	Proposal 4—To ratify the appointment of PricewaterhouseCoopers LLP as EMC's independent auditors for the fiscal year ending December 31, 2003.
	Gail Deegan
	Windle B. Priem
	Alfred M. Zeien
FOR ALL ☐ NOMINEES	☐ WITHHOLD FOR ALL NOMINEES	THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 5.
			For ☐	Against ☐	Abstain ☐
☐	_____________________________________ For all nominees except as noted above	5.	Proposal 5—To act upon a stockholder proposal relating to indexed options, as described in EMC's Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.
	For ☐	Against ☐	Abstain ☐
2.	Proposal 2—To approve EMC's 2003 Stock Plan, including the allocation of 50,000,000 shares thereunder, as described in EMC's Proxy Statement.			THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS TO SERVE FOR A THREE-YEAR TERM AS
	RECORD DATE SHARES: Please be sure to sign and date this Proxy.			CLASS I DIRECTORS, APPROVING EMC'S 2003 STOCK PLAN, APPROVING AN AMENDMENT TO EMC'S 1989 EMPLOYEE STOCK PURCHASE PLAN, AND RATIFYING
	Stockholder sign here Co-owner sign here			THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS EMC'S INDEPENDENT AUDITORS FOR 2003; AND AGAINST THE STOCKHOLDER PROPOSAL RELATING TO INDEXED OPTIONS, EACH AS DESCRIBED IN EMC'S
	Date			PROXY STATEMENT. A VOTE FOR THE ELECTION OF DIRECTORS INCLUDES DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

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ADVANCE NOTICE PROCEDURES
PROPOSAL 1 ELECTION OF DIRECTORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.
NOMINEES TO SERVE AS CLASS I DIRECTORS SERVING A TERM EXPIRING AT THE 2006 ANNUAL MEETING
CLASS II DIRECTORS SERVING A TERM EXPIRING AT THE 2004 ANNUAL MEETING
CLASS III DIRECTORS SERVING A TERM EXPIRING AT THE 2005 ANNUAL MEETING
PROPOSAL 2 APPROVAL OF THE EMC CORPORATION 2003 STOCK PLAN THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2
PROPOSAL 3 APPROVAL OF AMENDMENT TO THE COMPANY'S 1989 EMPLOYEE STOCK PURCHASE PLAN THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4
PROPOSAL 5 STOCKHOLDER PROPOSAL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED FISCAL YEAR-END OPTION VALUES
CHANGE IN CONTROL ARRANGEMENTS
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE AND THE BOARD OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE, BOARD STRUCTURE AND COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
STOCKHOLDER PROPOSALS
INDEPENDENT PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING
  EXHIBIT A
EMC CORPORATION 2003 STOCK PLAN
  EXHIBIT B
EMC CORPORATION 1989 EMPLOYEE STOCK PURCHASE PLAN as amended January 29, 2003
EMC CORPORATION
ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 2003 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS